Exhibit 4.8
Form 10-K 2001, Amendment No. 1
Headway Corporate Resources, Inc.
File No. 1-16025


                 HEADWAY CORPORATE RESOURCES, INC., as Issuer

                                       and

            STATE STREET BANK AND TRUST COMPANY, N.A., as Trustee


                          --------------------------


                              AMENDED AND RESTATED

                                    INDENTURE

                           Dated as of April 18, 2002

                         Effective as of March 31, 2002

                          -------------------------


                                   $10,000,000

                  Increasing Rate Senior Subordinated Notes
                                    Due 2006

                                TABLE OF CONTENTS

                                                                           Page

ARTICLE I.  DEFINITIONS AND INCORPORATION BY REFERENCE.......................1
      SECTION 1.01.  Definitions.............................................1
      SECTION 1.02.  Incorporation by Reference of TIA......................18
      SECTION 1.03.  Rules of Construction..................................19
ARTICLE II.  THE SECURITIES.................................................20
      SECTION 2.01.  Form and Dating........................................20
      SECTION 2.02.  Execution and Authentication...........................20
      SECTION 2.03.  Registrar and Paying Agent.............................21
      SECTION 2.04.  Paying Agent To Hold Assets in Trust...................21
      SECTION 2.05.  Securityholder Lists...................................22
      SECTION 2.06.  Transfer and Exchange..................................22
      SECTION 2.07.  Replacement Securities.................................23
      SECTION 2.08.  Outstanding Securities.................................23
      SECTION 2.09.  Treasury Securities....................................24
      SECTION 2.10.  Temporary Securities...................................24
      SECTION 2.11.  Cancellation...........................................24
      SECTION 2.12.  Defaulted Interest.....................................25
      SECTION 2.13.  Deposit of Monies......................................25
      SECTION 2.14.  CUSIP Number...........................................25
      SECTION 2.15.  Restrictive Legends....................................25
      SECTION 2.16.  Book Entry Provisions for Global Security..............25
      SECTION 2.17.  Special Transfer Provisions............................26
ARTICLE III.  REDEMPTION....................................................29
      SECTION 3.01.  Notices to Trustee.....................................29
      SECTION 3.02.  Selection of Securities To Be Redeemed.................29
      SECTION 3.03.  Notice of Redemption...................................29
      SECTION 3.04.  Effect of Notice of Redemption.........................30
      SECTION 3.05.  Deposit of Redemption Price............................31
      SECTION 3.06.  Securities Redeemed in Part............................31
ARTICLE IV.  COVENANTS......................................................31
      SECTION 4.01.  Payment of Securities..................................31
      SECTION 4.02.  Maintenance of Office or Agency........................31
      SECTION 4.03.  Corporate Existence....................................32
      SECTION 4.04.  Payment of Taxes and Other Claims......................32
      SECTION 4.05.  Maintenance of Properties and Insurance................32
      SECTION 4.06.  Compliance Certificates; Notice of Default.............33
      SECTION 4.07.  Compliance with Laws...................................34
      SECTION 4.08.  Financial Reports, Etc.................................34
      SECTION 4.09.  SEC Reports and Other Information......................35
      SECTION 4.10.  Waiver of Stay Extension or Usury Laws.................37
      SECTION 4.11.  Limitation on Indebtedness.............................37
      SECTION 4.12.  Limitation on Restricted Payments......................39

      SECTION 4.13.  Limitation on Dividends and Other Payment
            Restrictions Affecting Subsidiaries.............................40
      SECTION 4.14.  Limitation on Liens....................................40
      SECTION 4.15.  Limitation on Investments, Loans and
            Advances........................................................41
      SECTION 4.16.  Limitation on Transactions with Affiliates.............41
      SECTION 4.17.  Change of Control......................................41
      SECTION 4.18.  Disposition of Proceeds of Asset Sales.................43
      SECTION 4.19.  Limitation on Issuances and Sales of
            Preferred Stock by Subsidiaries.................................46
      SECTION 4.20.  Limitation on Liquidations, Dissolutions,
            Mergers and Consolidation.......................................46
      SECTION 4.21.  Net Worth..............................................46
      SECTION 4.22.  ERISA Compliance.......................................47
      SECTION 4.23.  Limitation on Acquisitions.............................47
      SECTION 4.24.  Certain Consolidated Ratios............................47
      SECTION 4.25.  Limitation on Hedging Obligations......................49
      SECTION 4.26.  Sale of Subsidiaries...................................49
      SECTION 4.27.  Conduct of Business....................................49
      SECTION 4.28.  Additional Guarantors..................................49
ARTICLE V. SUCCESSOR CORPORATION............................................49
      SECTION 5.01.  Consolidation, Merger, Conveyance, Transfer
            or Lease........................................................49
      SECTION 5.02.  Successor Entity Substituted...........................51
ARTICLE VI. DEFAULT AND REMEDIES............................................51
      SECTION 6.01.  Events of Default......................................51
      SECTION 6.02.  Acceleration...........................................53
      SECTION 6.03.  Other Remedies.........................................54
      SECTION 6.04.  Waiver of Past Defaults................................54
      SECTION 6.05.  Control by Required Holders............................54
      SECTION 6.06.  Limitation on Suits....................................54
      SECTION 6.07.  Rights of Holders To Receive Payment...................55
      SECTION 6.08.  Collection Suit by Trustee.............................55
      SECTION 6.09.  Trustee May File Proofs of Claim.......................55
      SECTION 6.10.  Priorities.............................................56
      SECTION 6.11.  Undertaking for Costs..................................56
      SECTION 6.12.  Rights and Remedies Cumulative.........................56
      SECTION 6.13.  Delay or Omission Not Waiver...........................57
ARTICLE VII.  TRUSTEE.......................................................57
      SECTION 7.01.  Duties of Trustee......................................57
      SECTION 7.02.  Rights of Trustee......................................58
      SECTION 7.03.  Individual Rights of Trustee...........................59
      SECTION 7.04.  Trustee's Disclaimer...................................59
      SECTION 7.05.  Notice of Default......................................59
      SECTION 7.06.  Reports by Trustee to Holders..........................59
      SECTION 7.07.  Compensation and Indemnity.............................60
      SECTION 7.08.  Replacement of Trustee.................................60

      SECTION 7.09.  Successor Trustee by Merger, Etc.......................61
      SECTION 7.10.  Eligibility: Disqualification..........................62
      SECTION 7.11.  Preferential Collection of Claims Against
            Company.........................................................62
ARTICLE VIII.  DISCHARGE OF INDENTURE; DEFEASANCE...........................62
      SECTION 8.01.  Discharge of Indenture.................................62
      SECTION 8.02.  Legal Defeasance and Covenant Defeasance...............63
      SECTION 8.03.  Application of Trust Money.............................66
      SECTION 8.04.  Repayment to Company...................................66
      SECTION 8.05.  Reinstatement..........................................66
      SECTION 8.06.  Acknowledgment of Discharge by Trustee.................67
ARTICLE IX.  AMENDMENTS, SUPPLEMENTS AND WAIVERS............................67
      SECTION 9.01.  Without Consent of Holders.............................67
      SECTION 9.02.  With Consent of Holders................................68
      SECTION 9.03.  Compliance with TIA....................................69
      SECTION 9.04.  Revocation and Effect of Consents......................69
      SECTION 9.05.  Notation on or Exchange of Securities..................70
      SECTION 9.06.  Trustee To Sign Amendments, Etc........................70
ARTICLE X.  SUBORDINATION...................................................70
      SECTION 10.01.  Securities Subordinated to Senior
            Indebtedness....................................................70
      SECTION 10.02.  Suspension of Payment on Securities in
            Certain Events..................................................70
      SECTION 10.03.  Securities Subordinated to Prior Payment of
            All Senior Indebtedness on Dissolution, Liquidation
            or Reorganization of Company....................................72
      SECTION 10.04.  Holders to be Subrogated to Rights of
            Holders of Senior Indebtedness..................................73
      SECTION 10.05.  Obligations of the Company Unconditional..............73
      SECTION 10.06.  Trustee Entitled to Assume Payments Not
            Prohibited in Absence of Notice.................................74
      SECTION 10.07.  Application by Trustee of Assets Deposited
            with It.........................................................74
      SECTION 10.08.  No Waiver of Subordination Provisions.................75
      SECTION 10.09.  Holders Authorize Trustee to Effectuate
            Subordination of Notes..........................................75
      SECTION 10.10.  Right of Trustee to Hold Senior
            Indebtedness....................................................76
      SECTION 10.11.  This Article X Not To Prevent Events of
            Default.........................................................76
      SECTION 10.12.  No Fiduciary Duty of Trustee to Holders of
            Senior Indebtedness.............................................76
ARTICLE XI.  MISCELLANEOUS..................................................76
      SECTION 11.01.  TIA Controls..........................................76
      SECTION 11.02.  Notices...............................................77
      SECTION 11.03.  Communications by Holders with Other
            Holders.........................................................78
      SECTION 11.04.  Certificate and Opinion as to Conditions
            Precedent.......................................................78
      SECTION 11.05.  Statements Required in Certificate or
            Opinion.........................................................78
      SECTION 11.06.  Rules by Trustee, Paying Agent, Registrar.............79
      SECTION 11.07.  Legal Holidays........................................79
      SECTION 11.08.  Governing Law.........................................79

      SECTION 11.09.  No Adverse Interpretation of Other
            Agreements......................................................79
      SECTION 11.10.  No Recourse Against Others............................80
      SECTION 11.11.  Successors............................................80
      SECTION 11.12.  Counterparts..........................................80
      SECTION 11.13.  Severability..........................................80
      SECTION 11.14.  Table of Contents, Headings. Etc......................80

       Reconciliation and tie between the Trust Indenture Act of 1939 and this Amended and Restated Indenture, dated as of April 18, 2002:


--------------------------------------------------------------------------------
    Trust Indenture Act Section       Initially Reflected in Indenture Section
--------------------------------------------------------------------------------
      Section 309 (b)(9)                                7.10
--------------------------------------------------------------------------------
      Section 310 (a)(1)                                7.10
--------------------------------------------------------------------------------
                  (a)(2)                                7.10
--------------------------------------------------------------------------------
                  (a)(5)                                7.10
--------------------------------------------------------------------------------
                  (b)                                   7.10
--------------------------------------------------------------------------------
      Section 311 (a)                                   7.11
--------------------------------------------------------------------------------
                  (b)                                   7.11
--------------------------------------------------------------------------------
      Section 312 (a)                                   2.05
--------------------------------------------------------------------------------
                  (b)                                   11.03
--------------------------------------------------------------------------------
                  (c)                                   11.03
--------------------------------------------------------------------------------
      Section 313 (a)                                   7.06
--------------------------------------------------------------------------------
                  (b)                                   7.06
--------------------------------------------------------------------------------
                  (c)                                   7.06
--------------------------------------------------------------------------------
                  (d)                                   4.08
--------------------------------------------------------------------------------
      Section 314 (a)                                   11.02
--------------------------------------------------------------------------------
                  (c)(3)                                5.01
--------------------------------------------------------------------------------
      Section 315 (b)                                   11.02
--------------------------------------------------------------------------------
      Section 316 (b)                                   9.04
--------------------------------------------------------------------------------

     AMENDED AND RESTATED INDENTURE, dated as of April __, 2002 and effective as of March 31, 2002, between HEADWAY CORPORATE RESOURCES INC., a Delaware corporation (the "Company"), and STATE STREET BANK AND TRUST COMPANY, N.A., a national banking association, as Trustee (the "Trustee").

     Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's Increasing Rate Senior Subordinated Notes Due 2006:

                                   ARTICLE I.

                  DEFINITIONS AND INCORPORATION BY REFERENCE

     SECTION 1.01. Definitions.

     "Acquired Indebtedness" means with respect to any person, Indebtedness of another person existing at the time such other Person becomes a Subsidiary of such person or is merged with or into such person or a Subsidiary of such Person, and not incurred in connection with, or in anticipation of, such other person becoming a Subsidiary of such Person or the merger with or into such other Person.

     "Acquisition" means the acquisition of (i) a controlling equity or other ownership interest in another Person (including the purchase of an option, warrant or convertible, exchangeable or similar type security to acquire such a controlling interest at the time it becomes exercisable, convertible or exchangeable by the holder thereof), whether by purchase of such equity or other ownership interest or upon exercise of an option or warrant for, or conversion or exchange of securities into, such equity or other ownership interest, or (ii) assets of another Person which constitute all or any material part of the assets of such Person or of a line or lines of business conducted by such Person.

     "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

     "Affiliate Transaction" means the conduct of business or any transactions or series of transactions by the Company or any of its Subsidiaries with or for the benefit of any of their respective Affiliates.

     "Agent" means any Registrar, Paying Agent or co-Registrar.

     "Agent Members" has the meaning provided in Section 2.16.

     "Asset Acquisition" means (i) any capital contribution (by means of transfer of cash or other property to others or payment for property or services for the account or use of others, or otherwise) to, or purchase or acquisition of Capital Stock in, any other Person by the Company or any of its Subsidiaries, in either case pursuant to which such Person shall become a Subsidiary of the Company or any of its Subsidiaries or shall be merged with or into the Company or any of its Subsidiaries or (ii) any acquisition by the Company or any of its Subsidiaries of the assets of any person which constitute substantially all of an operating unit or business of such Person.

     "Asset Sale" means with respect to any Person, any direct or indirect sale, issuance, conveyance, transfer, lease, assignment or other disposition (including, without limitation, by merger or consolidation or by exchange of assets and whether by operation of law or otherwise) in a single transaction or series of transactions, made by such Person or a Subsidiary of such Person to any other Person of (i) any Capital Stock of such Person or any Subsidiary of such Person (whether structured as a sale, issuance or other disposition by such Person or a Subsidiary of such Person) or (ii) any other Property or asset of such Person or any Subsidiary of such Person (other than cash or Cash Equivalents), in each case, other than inventory in the ordinary course of business and other than isolated transactions (not involving Capital Stock) which do not exceed $500,000 individually and $1,000,000 during any consecutive 12 month period. With respect to the Company and its Subsidiaries, the term "Asset Sale" shall not include (a) any disposition of properties and assets of the Company or any of its Subsidiaries that is governed under and complies with the requirements set forth in Article V hereof, (b) any sale by the Company to a Wholly-Owned Subsidiary of the Company or a sale by a Subsidiary of the Company to the Company or to a Wholly-Owned Subsidiary of the Company, (c) any sale by the Company of its Capital Stock pursuant to a Permitted Acquisition, or (d) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under Section 5.01 or any disposition that constitutes a Change of Control.

     "Asset Sale Offer" has the meaning provided in Section 4.17.

     "Asset Sale Payment Date" means, with respect to any Excess Proceeds from an Asset Sale, the earlier of (x) (i) the 360th day following receipt of Net Proceeds (other than Net Equity Proceeds) and (ii) the 90th day following the receipt of Net Equity Proceeds, or (y) such earlier date on which an Asset Sale Offer shall expire.

     "Attributable Indebtedness" means, in respect of a Sale/Leaseback Transaction, as at the time of determination, the present value (discounted at the interest rate borne, or to be borne, as the case may be, by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

     "Authorized Representative" means any of the Chief Executive Officer, President and Chief Operating Officer or any Senior Vice President of the Company, or with respect to financial matters only, the Senior Vice President and Director of Corporate Development, Chief Financial Officer, Chief Operating Officer or Treasurer of the Company, or any other person expressly designated by the Board of Directors of the Company (or the appropriate committee thereof) as an Authorized Representative of the Company.

     "Bankruptcy Law" means Title 11 of the U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

     "Board of Directors" means, with respect to any Person, the board of directors or other applicable governing body of such Person or any committee of the board of directors or of such other governing body of such Person duly authorized, with respect to any particular matter, to exercise the power of the board of directors or other applicable governing body of such Person.

     "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person, to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Book-Entry Security" means a Security represented by a Global Security and registered in the name of the nominee of the Depository.

     "Budget" means the cash budget delivered by the Borrower to the Holders pursuant to Section 3(b) of the Limited Waiver and Amendment, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Limited Waiver and Amendment.

     "Business Day" means any day that is not a Legal Holiday.

     "Capital Expenditures" means, with respect to the Company and its Subsidiaries on a consolidated basis, for any period the sum of (without duplication) (i) all expenditures (whether paid in cash or accrued as liabilities) by the Company or any of its Subsidiaries during such period for items that would be classified as "property, plant or equipment" or comparable items on the consolidated balance sheet of the Company and its Subsidiaries, including, without limitation, all transactional costs incurred in connection with such expenditures provided the same have been capitalized, excluding, however, the amount of any Capital Expenditures paid for with proceeds of casualty insurance as evidenced in writing and submitted to the Trustee together with any compliance certificate delivered pursuant to the Credit Agreement, and
(ii) with respect to any Capital Lease entered into by the Company or any of its Subsidiaries during such period, the capitalized amount of such Capital Lease, all the foregoing in accordance with GAAP applied on a Consistent Basis.

     "Capital Lease" means all leases which have been or should be capitalized in accordance with GAAP as in effect from time to time, including Statement No. 13 of the Financial Accounting Standards Board and any successor thereof.

     "Capitalized Lease Obligation" means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a Capital Lease and, for the purpose of this Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

     "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of such Person's capital stock or any form of membership interest, as applicable, whether outstanding on the Issue Date or issued after the Issue Date, and any and all rights, warrants or options exercisable or exchangeable for or convertible into such capital stock.

     "Cash Equivalents" means at any time (i) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000; (iii) commercial paper with a maturity of 180 days or less issued by a corporation (except an Affiliate of the Company) organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by Standard & Poor's Corporation or at least P-1 by Moody's Investors Service, Inc.; (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; provided, however, that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency; and (v) money market funds investing principally in the types of securities described in clauses (i) and (ii) above.

     "Certificate of Designations" means the Certificate of Designations, Preferences and Rights of the Series F Preferred Stock, and the Certificate of Designations, Preferences and Rights of the Series G Preferred Stock, as each may at any time be amended, restated, supplemented or otherwise modified.

     "Change of Control" means a change of control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement; provided, that, without limitation, such a Change of Control shall be deemed to have occurred if: (i) any "person" (as defined in Sections 13(d) and 14(d) of the Exchange Act) or "group" (as such term is used in Section 13(d)(3) of the Exchange Act) other than Permitted Holders is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities; or (ii) if there shall cease to be a majority of the Board of Directors of the Company comprised of Continuing Directors (as defined below); or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least eighty percent (80%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iv) if any recapitalization event occurs as a result of which the holders of voting securities of the

Company outstanding immediately prior thereto and/or the Permitted Holders do not continue to hold at least eighty percent (80%) of the combined voting power of the voting securities of the Company immediately after such recapitalization event; or (v) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or (vi) a majority of the "named executive officers" set forth in the Company's most recent Proxy Statement or Annual Report on Form 10-K or Form 10-KSB, as the case may be, cease to occupy such positions within a period of 365 consecutive days. As used herein, "Continuing Directors" means individuals who as of the Effective Date constitute the Board of Directors of the Company and any new director(s) (i) whose election by the Board of Directors for the Company or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved or (ii) were designated by the Permitted Holders.

     "Change of Control Date" has the meaning provided in Section 4.16.

     "Change of Control Offer" has the meaning provided in Section 4.16.

     "Change of Control Payment Date" has the meaning provided in Section 4.16.

     "Company" means the party named as such in this Indenture until a successor replaces it pursuant to the terms and conditions of this Indenture and thereafter means such successor.

     "Company Order" means a written order or request signed in the name of the Company by its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

     "Consistent Basis" in reference to the application of GAAP means the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preparation of the audited financial statements of the Company contained in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001 filed with the Commission.

     "Consolidated EBITDA" means, with respect to the Company and its Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the sum of, without duplication, (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) taxes on income, (iv) amortization, (v) depreciation, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis, (vi) goodwill impairment required by FASB 141-142, to the extent the same is deducted from income to derive Net Income and
(vii) Restructuring Costs; provided, however, that with respect to an Acquisition that is accounted for as a "purchase", for the four Four-Quarter Periods ending next following the date of such Acquisition, Consolidated EBITDA shall include the results of operations of the Person or assets so acquired, which amounts shall be determined on a historical pro forma basis as if such Acquisition had been consummated as a "pooling of interests"; provided, further, however, that with respect to disposition, sale, conveyance, transfer, liquidation or cessation of business of a Subsidiary of the Company or any division, operating unit or other business unit of the Company during such measurement period, Consolidated EBITDA shall exclude the results of operations of the Subsidiary division, operating unit or other business unit so disposed, sold, conveyed, transferred, liquidated or the business of which has ceased.

     "Consolidated Fixed Charge Ratio" means, with respect to the Company and its Subsidiaries for the applicable period described below ending on the date of computation thereof, the ratio of (i) Consolidated EBITDA for such period less (without duplication) Capital Expenditures for such period, to (ii) Consolidated Fixed Charges for such period.

     "Consolidated Fixed Charges" means, with respect to the Company and its Subsidiaries for any Four-Quarter Period (or other period of Fiscal Quarters as provided in the definitions of "Consolidated Fixed Charge Ratio") ending on the date of computation thereof, the sum of, without duplication, (i) Consolidated Interest Expense incurred during such period, (ii) scheduled principal amounts of Consolidated Funded Indebtedness (other than the principal amount of borrowings outstanding under the Credit Agreement) paid during such period,
(iii) Earnouts paid in cash during such period, and (iv) all Restricted Payments made during such period, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

     "Consolidated Funded Indebtedness" means, with respect to the Company and its Subsidiaries, at any time as of which the amount thereof is to be determined, the sum of (i) Indebtedness for Money Borrowed of the Company and its Subsidiaries at such time and (ii) the face amount of all outstanding Letters of Credit issued for the account of the Company or any of its Subsidiaries and all obligations (to the extent not duplicative) arising under such Letters of Credit, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

     "Consolidated Interest Coverage Ratio" means, with respect to the Company and its Subsidiaries the ratio of (i) Consolidated EBITDA to (ii) Consolidated Interest Expense for each Four-Quarter Period then ended.

     "Consolidated Interest Expense" means, with respect to any period of computation thereof, the gross interest expense of the Company and its Subsidiaries, including without limitation (i) the current amortized portion of debt discounts to the extent included in gross interest expense, (ii) the current amortized portion of all fees (including fees payable in respect of any Hedging Obligation) payable in connection with the incurrence of Indebtedness to the extent included in gross interest expense (but not including any fees incurred in connection with the Credit Agreement and this Agreement or the termination thereof), and (iii) the portion of any payments made in connection with Capital Leases allocable to interest expense, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

     "Consolidated Leverage Ratio" means, as of the date of computation thereof, the ratio of (i) Consolidated Funded Indebtedness determined as at such date to
(ii) Consolidated EBITDA for the Four-Quarter Period ending on (or most recently ended prior to) such date.

     "Consolidated Net Income" means, for any period of computation thereof, the gross revenues from operations of the Company and its Subsidiaries (including payments received by the Company and its Subsidiaries of (i) interest income, and (ii) dividends and distributions made in the ordinary course of their businesses by Persons in which investment is permitted pursuant to this Indenture and the Credit Agreement and not related to an extraordinary event), less all operating and non-operating expenses of the Company and its Subsidiaries including taxes on income, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis; but excluding (for all purposes other than compliance with Section 4.20) as income: (a) net gains on the sale, conversion or other disposition of capital assets, (b) net gains on the acquisition, retirement, sale or other disposition of Capital Stock and other securities of the Company or its Subsidiaries, (c) net gains on the collection of proceeds of life insurance policies, (d) any write-up of any asset, and (e) any other net gain or credit of an extraordinary nature as determined in accordance with GAAP applied on a Consistent Basis.

     "Consolidated Net Worth" means, as of any date on which the amount thereof is to be determined, Consolidated Shareholders' Equity minus (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings) all reserves (other than contingency reserves not allocated to any particular purpose), including without limitation reserves for depreciation, depletion, amortization, obsolescence, deferred income taxes, insurance and inventory valuation all as determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

     "Consolidated Shareholders' Equity" means, as of any date on which the amount thereof is to be determined, the sum of the following in respect of the Company and its Subsidiaries (determined on a consolidated basis and excluding any upward adjustment after the Issue Date due to revaluation of assets): (i) the amount of issued and outstanding share capital, plus (ii) the amount of additional paid-in capital and retained earnings (or, in the case of a deficit, minus the amount of such deficit), plus (iii) the amount of any foreign currency translation adjustment (if positive, or, if negative, minus the amount of such translation adjustment), minus (iv) the amount of any treasury stock all as determined in accordance with GAAP applied on a Consistent Basis.

     "Contingent Obligation" of any Person means all contingent liabilities required (or which, upon the creation or incurring thereof, would be required) to be included in the financial statements (including footnotes) of such Person in accordance with GAAP applied on a Consistent Basis, including Statement No. 5 of the Financial Accounting Standards Board, all Hedging Obligations and any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including obligations of such Person however incurred:

     (1) to purchase such Indebtedness or other obligation or any property or assets constituting security therefor;

     (2) to advance or supply funds in any manner (i) for the purchase or payment of such Indebtedness or other obligation, or (ii) to maintain a minimum working capital, net worth or other balance sheet condition or any income statement condition of the primary obligor;

     (3) to grant or convey any Lien, charge or other encumbrance on any property or assets of such Person to secure payment of such Indebtedness or other obligation;

     (4) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner or holder of such Indebtedness or obligation of the ability of the primary obligor to make payment of such Indebtedness or other obligation; or

     (5) otherwise to assure the owner of the Indebtedness or such obligation of the primary obligor against loss in respect thereof.

; provided, however, in no event shall Earnouts be a Contingent Obligation hereunder.

     "Credit Agreement" means the Amended and Restated Credit Agreement, dated as of the date hereof and effective as of March 31, 2002, entered into between the Company and Bank of America, N.A., as agent, Fleet National Bank, as co-agent, and the lenders party thereto, providing for working capital and other financing, as the same may at any time be amended, amended and restated, supplemented or otherwise modified, including any refinancing, refunding, replacement or extension thereof permitted hereunder which provides for working capital and other financing, whether by the same or any other lender or group of lenders.

     "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

     "Default" means any event that is, or after notice or the passage of time or both would be, an Event of Default.

     "Default Amount" shall have the meaning set forth in Section 6.02.

     "Depository" means, with respect to the Securities issuable or issued in one or more Book-Entry Securities, the Person specified in Section 2.02 as the Depository with respect to the Securities until the successor shall have been appointed and becomes such pursuant to the applicable provisions of this Indenture, and, thereafter, "Depository" shall mean or include such successor.

     "Disqualified  Stock" means with respect to any Person,  any Capital  Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in each case, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Maturity Date.

     "Domestic Subsidiary" means a Subsidiary which is organized under the laws of one of the states or territories comprising the United States of America.

     "Earnouts" has the specific meaning therefor set forth in each of the Acquisition Documents and collectively means all such payments, a schedule of such Earnouts with respect to Acquisitions consummated prior to the Issue Date is set forth on Schedule 5.35 to the Securities Purchase Agreement.

     "Effective Date" means March 31, 2002.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "Event of Default" has the meaning provided in Section 6.01.

     "Excess Proceeds" shall have the meaning set forth in Section 4.18.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

     "Fair Market Value" or "fair value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. With respect to any Person, Fair Market Value shall be determined by the Board of Directors of such Person (and with respect to the Company or any of its Subsidiaries, a majority of the Independent Directors of the Company) acting in good faith and shall be evidenced by a Board Resolution thereof delivered to the Trustee.

     "Financing" means the consummation of the sale by the Company of the Securities and $20,000,000 of the Series F Preferred Stock.

     "Financing Documents" means this Indenture, the Certificate of Designations, the Stock Purchase Agreement, the Registration Rights Agreement, the Guaranty Agreement, the First Limited Waiver and Amendment, the Second Limited Waiver, the Mezzanine Warrants and any other document executed by or on behalf of the Company in connection with the Financing and any amendment of any of the terms of the foregoing.

     "Fiscal Quarter" means a three month quarter of a Fiscal Year and when followed by reference to a year, means the first, second, third or fourth quarter of such Fiscal Year, as indicated.

     "Fiscal Year" means the twelve month fiscal period of the Company and its Subsidiaries commencing on January 1 of each calendar year and ending on December 31 of such calendar year.

     "First Limited Waiver and Amendment" means that certain Limited Waiver and Amendment dated as of August 24, 2001 by and among the Company, the Trustee and the Holders, as the same may be amended, supplemented or otherwise modified from time to time.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date hereof and as such principles may be amended from time to time, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are applicable as of the date of determination.

     "GarMark" means GarMark Partners, L.P.

     "Global Security" means a Security evidencing all or a part of the Securities to be issued as Book-Entry Securities, issued to the Depository in accordance with Section 2.02 and bearing the legend prescribed in Exhibit B to this Indenture.

     "Guarantor"   means  each  Domestic   Subsidiary  of  the  Company  now  or
hereinafter existing which has executed the Guaranty Agreement.

     "Guaranty Agreement" means the Guaranty Agreement, dated as of March 19, 1998, by and among each of the Company's Domestic Subsidiaries and the Trustee, for the benefit of the Holders, substantially in the form on Exhibit F to the Securities Purchase Agreement, as amended, modified or supplemented from time to time in accordance with the terms thereof, together with any exhibits, schedules or attachments thereto.

     "Hedging Obligations" means any and all obligations of the Company or any of its Subsidiaries, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates (including without limitation commodity exchange rates) or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, U.S. dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, commodity exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts, warrants and those commonly known as interest rate "swap" agreements; and (ii) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing.

     "Holder" or "Securityholder" means the person in whose name a Security is registered on the Registrar's books.

     "IAI Global  Security"  means a permanent  global  security in a registered
form  representing  the  aggregate   principal  amount  of  Securities  sold  to
Institutional Accredited Investors.

     "Indebtedness" means, with respect to any person, without duplication, (i) any liability, contingent or otherwise, of such Person (a) for borrowed money (whether or not the recourse of the lender is to the whole of the Property of such Person or only to a portion thereof), (b) evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of any part of the purchase price of Property or other assets (including Investments) or for the cost of Property or other assets constructed or of improvements thereto (including any obligation under or in connection with any letter of credit related thereto), (c) under or in connection with any letter of credit issued for the account of such Person, and all drafts drawn, reimbursement obligations or demands for payment thereunder, or (d) for the payment of money relating to any Capitalized Lease Obligations; (ii) any liability of others of the kind described in the preceding clause (i) which the Person has guaranteed or which is otherwise its legal liability; (iii) any liability, contingent or otherwise, secured by any Lien in respect of Property of such Person, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such Person's legal liability, provided, that, solely in the case of any Indebtedness of the type described in this clause
(iii), recourse for the payment of which is limited to such Property, the amount of such Indebtedness shall be deemed to be the lesser of the fair market value of such Property or the amount of the obligation so secured; and (iv) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (i), (ii) and (iii). The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of such Person in respect of any such contingent obligations at such date.

     "Indebtedness for Money Borrowed" means with respect to any Person, without duplication, all indebtedness in respect of money borrowed of such Person, including without limitation all Capital Leases and the deferred purchase price of any property or asset, evidenced by a promissory note, bond, debenture or similar written obligations for the payment of money (including conditional sales or similar title retention agreements), other than trade payables incurred in the ordinary course of business.

     "Indenture" means this Indenture, as amended, restated or supplemented from time to time in accordance with the terms hereof.

     "Independent Director" means any director that (i) is not and has not been an officer or employee of the Company or any of its Affiliates, (ii) does not have any relationship that, in the opinion of the Board of Directors of the Company (exclusive of any such Independent Director), would interfere with his/her exercise of independent judgment in carrying out the responsibilities of director and (iii) with respect to any transaction or series of related transactions, does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions.

     "Initial Holder" means the Holders on the Issue Date and their respective Affiliates.

     "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

     "Interest Payment Date" means the stated maturity of an installment of interest on the Securities.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

     "Investment" means, with respect to any Person, any direct or indirect advance, loan or other extension of credit to (including any guarantee of a loan or other extension of credit) or investment in, capital contribution to (by means of any transfer of cash or other Property to others or any payment for Property for the account or use of others or otherwise including, without limitation, amounts paid in advance on account of the purchase price of merchandise or equipment to be delivered within one year of the date of advance), or purchase of Capital Stock, bonds, notes, debentures or other securities issued by, any other Person.

     "Issue Date" means the date of first issuance of the Securities under this Indenture.

     "Legal Holiday" means, with respect to a particular place of payment, a Saturday, a Sunday or a day on which banking institutions in New York, New York or at such place of payment are authorized or obligated by law, executive order or governmental decree to be closed.

     "Lien" means any mortgage, lien, pledge, charge, security interest, encumbrance, claim, hypothecation, assignment for security, deposit arrangement or preference or other security agreement of any kind or nature whatsoever, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement and any lease deemed to constitute a security interest). For purposes hereof, a Person shall be deemed to own subject to a Lien any Property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

     "Material Subsidiary" means, with respect to any person, any Subsidiary of such person which would be a "significant subsidiary" pursuant to Article 1-02 of Regulation S-X.

     "Maturity Date" means March 19, 2006.

     "Mezzanine Preferred Stock" means the Series G Preferred Stock or any other shares of Preferred Stock into or for which the Series G Preferred Stock is exchanged.

     "Mezzanine Warrants" means the warrants issued to the Holders pursuant to the First Limited Waiver and Amendment and/or the Second Limited Waiver.

     "Minimum Required Holders" means the Initial Holders of at least thirty percent (30%) in aggregate principal amount of the outstanding Securities; provided that in the event that each Initial Holder, other than GarMark, shall own less than 100% in the aggregate principal of the outstanding Securities owned by such Initial Holder on the Issue Date, then such term shall mean the Holder or Holders of at least thirty-five percent (35%) of the aggregate principal amount of the outstanding Securities.

     "Moore" means Remington Investment Strategies, L.P. and Moore Global Investments, Ltd. or any of their Affiliates.

     "Multiemployer Plan" means a plan described in Section 3(37) of ERISA.

     "Net Cash Proceeds" means, with respect to any Asset Sale the proceeds thereof in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash
Equivalents net of (i) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale; (ii) provisions for all taxes payable within one year as a result of such Asset Sale; (iii) payments made to retire Indebtedness secured by the assets subject to such Asset Sale to the extent required pursuant to the terms of such Indebtedness; (iv) appropriate amounts to be provided by the Company or any of its Subsidiaries, as the case may be, as a reserve, required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any of its Subsidiaries, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, provided, however, that the amount of any such reserve at such time that such amount is no longer required to be provided as a reserve in accordance with GAAP and is not applied to the liability for which such reserve was established shall be deemed Net Cash Proceeds; and (v) any amount required to be paid to any Person owning a beneficial interest in the Property sold, conveyed, transferred, leased or otherwise disposed of in an amount proportionate to such beneficial interest.

     "Net Equity Proceeds" means, with respect to an Asset Sale, the Net Proceeds therefrom relating to the sale of Capital Stock by the Company or any Subsidiary thereof.

     "Net Proceeds" means, with respect to any Person (a) in the case of any sale of Capital Stock by such Person or common equity contribution to such Person, the aggregate net proceeds received by such Person after payment of expenses, commissions and the like, if any, incurred in connection therewith,
(b) in the case of the issuance of any Indebtedness by such Person, the aggregate net proceeds received by such Person, after payment of expenses, commissions and the like incurred in connection therewith, or (c) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind of the Company for or into shares of Capital Stock of the Company which is not Disqualified Stock, the net proceeds received by the Company upon such exchange, exercise, conversion or surrender (plus, with respect to the issuance of any such securities after the Issue Date, the net proceeds received by such Person upon the issuance of such securities), less any and all payments made to the holders, e.g., on account of fractional shares, and less all expenses, commissions and the like incurred by the Company in connection therewith.

     "Non-U.S. Person" means a person who is not a U.S. person as defined in Regulation S.

     "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, the Controller, the Secretary or the Assistant Secretary of such Person.

     "Officers' Certificate" means, with respect to any Person, a certificate signed by two Officers (one of whom shall be the Chief Financial Officer) or by an Officer and either an Assistant Treasurer or an Assistant Secretary of such Person and otherwise complying with the requirements of Sections 11.04 and 11.05.

     "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee complying with the requirements of Sections 11.04 and
11.05. Unless otherwise required by the TIA, the legal counsel may be an employee of or counsel to the Company.

     "Paying Agent" has the meaning provided in Section 2.03.

     "Permitted Acquisition" means each Acquisition effected with the consent and approval of the Board of Directors of the Person being acquired, and with the duly obtained approval of such shareholders or other holders of equity or other ownership interest as such Person may be required to obtain, so long as the prior written consent of the Required Holders has been obtained.

     "Permitted Holders" means the initial purchasers of the Securities and their respective Affiliates.

     "Permitted Investments" means (i) obligations of the United States government due within one year; (ii) certificates of deposit or Eurodollar deposits due within one year with a financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of at least $500,000,000 or more; (iii) commercial paper rated at least A-1 by Standard & Poor's Corporation or at least P-1 by Moody's Investors Service, Inc.; (iv) debt of any state or political subdivision that is rated among the two highest rating categories obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc. and is due within one year; (v) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; provided, however, that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency; and (vi) Investments represented by Hedging Obligations permitted to be made pursuant to Section 4.25.

     "Permitted Liens" means, with respect to any Person, any Lien arising by reason of (a) any judgment, decree or order of any court, so long as such Lien is being contested in good faith and is adequately bonded, and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (b) Liens arising by operation of law for taxes, assessments, governmental charges or claims not yet delinquent or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefore and enforcement is stayed and which Liens are not yet enforceable against other creditors; (c) security for payment of workers' compensation or other insurance or social security legislation; (d) security for the performance of tenders, contracts (other than contracts for the payment of money) or leases (including any Capitalized Lease Obligations, provided that such Capitalized Lease Obligations are permitted to be incurred pursuant to the terms of Section 4.11 hereof) incurred in the ordinary course of business; (e) deposits to secure public or statutory obligations, or in lieu of surety, performance or appeal bonds, entered into in the ordinary course of business; (f) Liens arising by operation of law in favor of carriers, warehousemen, landlords, mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof and if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor and which Liens are not yet enforceable against other creditors; (g) easements, rights-of-way, zoning and similar covenants and restrictions and other similar encumbrances or title defects which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries; (h) Liens arising in the ordinary course of business in favor of custom and revenue authorities to secure payment of custom duties; (i) Liens existing as of the Effective Date; and (j) Liens securing the Indebtedness of the Company and its Subsidiaries pursuant to Section 4.11(b) hereof.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or any other entity or organization including a government or political subdivision or any agency or instrumentality thereof.

     "Physical Securities" has the meaning set forth in Section 2.02.

     "Plan" means an employment benefit plan within the meaning of Section 3(3) of ERISA.

     "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock, whether now outstanding or issued after the Effective Date, and including, without limitation, all classes and series of preferred or preference stock of such Person.

     "Principal" of any Indebtedness (including the Securities) means the principal of such Indebtedness plus the premium, if any, on such Indebtedness.

     "Private Placement Legend" means the legend initially set forth on the Securities as set forth in Exhibit A.

     "Property" or "property" means any assets or property of any kind or nature whatsoever, real, personal or mixed (including fixtures), whether tangible or intangible.

     "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

      "Record Date" means the Record Dates specified in the Securities; provided that if any such date is a Legal Holiday, the Record Date shall be the first day immediately preceding such specified day that is not a Legal Holiday.

     "Redemption Date" when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Securities.

     "Redemption Price" when used with respect to any Security to be redeemed, means the price fixed for such redemption pursuant to this Indenture and the Securities; provided that the Redemption Price prior to the first anniversary of the Issue Date is 105% of the Principal of the Securities to be redeemed.

     "Registrar" has the meaning provided in Section 2.03.

     "Registration Rights Agreement" means the Registration Rights Agreement by and among the Company and the investors named therein, dated as of March 19, 1998, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

     "Regulation S" means Regulation S under the Securities Act.

     "Regulation S Global Security" means a permanent global security in registered form representing the aggregate principal amount of Securities sold in reliance on Regulation S.

     "Representative" means the trustee, agent or representative in respect of any Senior Indebtedness and shall mean NationsBank, National Association in such capacity, until such time as it is no longer the representative pursuant to the terms of the Credit Agreement; provided, however, that if, and for so long as, any Senior Indebtedness lacks such a representative, then the Representative for such Senior Indebtedness shall at all times constitute the holders of a majority in outstanding principal amount of such Senior Indebtedness in respect of any Senior Indebtedness.

     "Required Holders" means (i) the Initial Holders holding at least (A) seventy percent (70%) of the aggregate principal amount of the outstanding
Securities or (B) two thirds of the aggregate principal amount of the outstanding Securities on or after the date upon which Moore owns less than one hundred percent (100%) of the Securities acquired by it on the Issue Date, or
(ii) in the event that each of the Initial Holders, other than GarMark, shall own less than fifty percent (50%) of the aggregate principal amount of the outstanding Securities owned by such Initial Holder on the Issue Date, then such term shall mean the Holders of at least a majority of the aggregate principal amount of outstanding Securities.

     "Restricted Payment" means any of the following: (i) the declaration or payment of any dividend or any other distribution on Capital Stock of the Company or any of its Subsidiaries or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any of its Subsidiaries (other than (x) dividends or distributions payable solely in Capital Stock (other than Disqualified Stock), in options, warrants or other rights to purchase Capital Stock (other than Disqualified Stock) or as an accretion to the liquidation preference of Capital Stock (other than Disqualified Stock), (y) in the case of Subsidiaries of the Company, dividends or distributions payable to the Company or to a Wholly-Owned Subsidiary of the Company), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any of its Subsidiaries, (iii) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness of the Company which is subordinated in right of payment to the Securities (other than Indebtedness of the Company acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition), and (iv) the making of any Investment other than pursuant to clause (i), (ii), (iv) or (v) of
Section 4.15 hereof.

     "Restricted Security" has the meaning set forth in Rule l44(a)(3) under the Securities Act.

     "Restructuring Costs" means any reasonable, out-of-pocket costs, fees and expenses incurred in connection with the preparation, execution and delivery of this Amended and Restated Indenture, the Second Limited Waiver or the amendment and restatement of the Credit Agreement entered into on or about the date hereof and any other agreement contemplated hereby or thereby to be executed substantially concurrently with this Amended and Restated Indenture, including, but only to the extent not set forth in the Budget (as defined in the Credit Agreement as in effect on the date hereof) delivered prior to the Effective Date, any costs, fees and expenses relating to management and other employee retention agreements.

     "Sale/Leaseback Transaction" means any direct or indirect arrangement with any person providing for the leasing to the Company or any of its Subsidiaries of any real or tangible personal property (except for leases between or among the Company and any of its Subsidiaries), which property or similar property has been or is to be sold or transferred by the Company or such Subsidiary to such person in contemplation of such leasing.

     "SEC" means the Securities and Exchange Commission.

     "Second Limited Waiver" means that certain Second Limited Waiver dated as of the date hereof, by and among the Company, the Trustee and the Holders, as the same may be amended, supplemented or otherwise modified from time to time.

     "Securities" means, the Company's Increasing Rate Senior Subordinated Notes due 2006, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to the terms and conditions of this Indenture.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

     "Senior  Debt Other  Default"  has the meaning  provided  in Section  10.02 hereof.

     "Senior Debt Payment Default" has the meaning provided in Section 10.02 hereof.

     "Senior Indebtedness" means all Indebtedness and other amounts owing under the Credit Agreement or any refinancing, refunding, replacement or extension thereof.

     "Series F Preferred Stock" means the Series F Convertible Preferred Stock, par value $.0001, of the Company, that was issued on the Issue Date and later in exchange for an equal number of shares of Series G Preferred Stock.

     "Series G Preferred Stock" means the Series G Convertible Preferred Stock, par value $.0001, of the Company.

     "Securities Purchase Agreement" means the Securities Purchase Agreement by and among the Company and the investors named therein, dated as of March 19, 1998, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

     "Subsidiary" means with respect to any Person (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person or (ii) any other Person (other than a corporation) in which such Person, one or more Subsidiaries of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, individually or with another Person, at the date of determination thereof, has (a) at least a majority ownership interest or (b) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. SS 77aaa-77bbbb), as amended, as in effect on the date of the execution of this Indenture.

     "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

     "Trust Officer" means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

     "U.S. Government Obligations" means direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

     "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

     "Voting Power" means with respect to any Person, the power under ordinary circumstances, pursuant to the ownership of shares of any class or classes of Capital Stock, to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

     "Warrants" means the Series E Warrants issued by the Company pursuant to that certain Warrant Purchase Agreement dated as of May 31, 1996, as hereafter amended.

     "Wholly-Owned Subsidiary" means with respect to any Person any Subsidiary of such person, 100% of the Capital Stock of which (other than shares of Capital Stock representing any director's qualifying shares or investments by foreign nationals mandated by applicable law) is owned by such Person, by a Wholly-Owned Subsidiary of such Person or by such Person and one or more Wholly-Owned Subsidiaries of such Person.

     SECTION 1.02. Incorporation by Reference of TIA.

     Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

     "Commission" means the SEC.

     "indenture securities" means the Securities.

     "indenture security holder" means a Holder or a Security holder.

     "indenture to be qualified" means this Indenture.

     "indenture trustee" or "institutional trustee" means the Trustee.

     "obligor" on the indenture securities means the Company or any other obligor on the Securities.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

     SECTION 1.03. Rules of Construction.

          (a) Unless the context otherwise requires:

               (i) a term has the meaning assigned to it;

               (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

               (iii) "or" is not exclusive;

               (iv) words in the singular include the plural, and words in the plural include the singular;

               (v) provisions apply to successive events and transactions;

               (vi) the words "include" and "including" shall be deemed to mean "include, without limitation," and "including, without limitation";

               (vii) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

               (viii) references to Sections or Articles means references to such Section or Article in this Indenture, unless stated otherwise; and

               (ix) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

                                  ARTICLE II.

                                 THE SECURITIES

     SECTION 2.01.     Form and Dating.

     The Securities and the Trustee's certificate of authentication with respect thereto shall be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rules, usage or agreement to which the Company is subject, including without limitation the legends set forth in Exhibits A and B hereto. The Company and the Trustee shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication, shall bear interest from the Issue Date and shall be payable on the Interest Payment Dates and the Maturity Date.

     The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

     SECTION 2.02. Execution and Authentication.

     One Officer shall sign (who shall have been duly authorized by all requisite corporate actions) the Securities for the Company by manual or facsimile signature. If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall nevertheless be valid. A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

     The Trustee shall authenticate Securities for original issue up to an aggregate principal amount of Ten Million dollars ($10,000,000) upon a written order of the Company in the form of an Officers' Certificate to a Trust Officer directing the Trustee to authenticate the Securities and certifying that all conditions precedent to the issuance of the Securities contained herein have been complied with. Upon the written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Securities in substitution of Securities issued on the Issue Date to reflect any name change of the Company. The aggregate principal amount of Securities outstanding at any time may not exceed Ten Million dollars ($10,000,000) except as provided in Section
2.07 hereof.

     The Principal and interest on Book-Entry Securities shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole holder of the Book-Entry Securities represented thereby. The Principal of and interest on Securities in certificated form ("Physical Securities") shall be payable at the office of the Paying Agent.

     The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the

Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

     The Securities shall be issuable only in registered form without coupons in denominations of $100,000 and any integral multiple of $1,000 in excess thereof.

     If the  Securities  are to be  issued  in the  form of one or  more  Global
Securities, then the Company shall execute and the Trustee shall authenticate and deliver one or more Global Securities that (i) shall represent and shall be in minimum denominations of $1,000, (ii) shall be registered in the name of the Depository for such Global Security or Securities or the nominee of such Depository, (iii) shall be delivered to the Trustee as custodian for such Depository or pursuant to such Depository's instructions, and (iv) shall bear the legend set forth in Exhibit B.

     SECTION 2.03. Registrar and Paying Agent.

     The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where (a) Securities may be presented or surrendered for registration of transfer or for exchange (the "Registrar"), (b) Securities may be presented or surrendered for payment (the "Paying Agent"), and (c) notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. Neither the Company nor any Affiliate of the Company shall act as Paying Agent. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company, upon notice to the Trustee, may appoint one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional paying agent. The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices or demands in connection with the Securities and this Indenture until such time as the Trustee has resigned or a successor has been appointed. Securities, notices and demands may be delivered to the Trustee at 61 Broadway, 15th Floor, New York, New York 10006, Attn: Corporate Trust Department.

     The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall promptly notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.07 hereof.

     SECTION 2.04. Paying Agent To Hold Assets in Trust.

     The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of Principal of, or interest on, the Securities (whether such assets have been distributed to it by the Company or any other obligor on the Securities), and shall notify the Trustee of any Default by the Company (or any other obligor on the Securities) in making any such payment. The Trustee may at any time during the continuance of any Default by the Company in making any such payment, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

     SECTION 2.05. Securityholder Lists.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders and shall otherwise comply with TIA ss.312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee five (5) days before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee, and the Company shall otherwise comply with TIA ss.312(a).

     SECTION 2.06. Transfer and Exchange.

     When Securities in certificated form are presented to the Registrar or a co-Registrar with a request from the Holder thereof to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of other authorized denominations, the Registrar or co-Registrar, as the case may be, shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Securities surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, or co-Registrar, as the case may be, duly executed by the Holder thereof or such Holder's attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute by manual or facsimile signature and issue, and the Trustee shall authenticate new Securities evidencing such transfer or exchange at the Registrar's or co-Registrar's request, as the case may be. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.02, 2.07, 2.10, 3.06, 4.17, 4.18 or 9.05). The
Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Security (i) during a period beginning at the opening of business fifteen (15) days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing and
(ii) selected for redemption in whole or in part pursuant to Article III, except the unredeemed portion of any Security being redeemed in part.

     Notwithstanding any other provision of this Section 2.06, a Global Security representing Book-Entry Securities may not be transferred in whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor depository or a nominee of such successor depository.

     Notwithstanding the foregoing, no Global Security shall be registered for transfer or exchange, or authenticated and delivered, whether pursuant to this
Section 2.06, Section 2.07, 2.10 or 3.06 or otherwise, in the name of a person other than the Depository for such Global Security or its nominee until (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security or if at any time the Depository ceases to be a clearing agency registered under the Exchange Act, and a successor depository is not appointed by the Company within thirty (30) days, (ii) the Company executes and delivers to the Trustee a Company Order that all such Global Securities shall be exchangeable or (iii) there shall have occurred and be continuing an Event of Default.

     Except as provided above, any Security authenticated and delivered upon registration of transfer or, or in exchange for, or in lieu of, any Global Security, whether pursuant to this Section 2.06, Section 2.07, 2.10 or 3.06 or otherwise, shall also be a Global Security and bear the legend specified in Exhibit B.

     SECTION 2.07. Replacement Securities.

     If a mutilated Security is surrendered to the Trustee or the Registrar or if the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, the Company shall issue and the Trustee, upon receipt of a Company Order, shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge such Holder for their respective reasonable, out-of-pocket expenses in replacing a Security, including reasonable fees and expenses of counsel. Every replacement Security shall constitute an additional obligation of the Company and shall be entitled to all benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.

     SECTION 2.08. Outstanding Securities.

     Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Except as set forth in Section 2.09, a Security does not cease to be outstanding because the Company or any of its Affiliates holds the Security.

     If a Security is replaced pursuant to Section 2.07 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.07.

     If the principal  amount of any Security is  considered  paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

     If on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender sufficient to pay all of the Principal and interest due on the Securities payable on that date and is not prohibited from paying such Principal and interest due on such date, then on and after such date such Securities cease to be outstanding and interest on them ceases to accrue.

     SECTION 2.09. Treasury Securities.

     In determining whether the Holders of the required principal amount of Securities have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, the Securities owned by the Company or an Affiliate of the Company shall be disregarded as though they were not outstanding, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that the Trustee knows are so owned shall be disregarded.

     SECTION 2.10. Temporary Securities.

     Until definitive Securities are prepared and ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Securities to be authenticated and the date on which the temporary Securities are to be authenticated. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate, upon receipt of a written order of the Company pursuant to Section 2.02, definitive Securities in exchange for temporary Securities. Until such exchange, Holders of temporary Securities shall be entitled to the same rights, benefits and privileges as definitive Securities.

     SECTION 2.11. Cancellation.

     The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or a Subsidiary), and no one else, shall cancel and, pursuant to a Company Order, shall dispose of all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and certification of their destruction (subject to the record retention requirements of the Exchange Act) shall be delivered to the Company unless, by a Company order, the Company shall direct that canceled Securities be returned to it. Subject to Section 2.07, the Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

     SECTION 2.12. Defaulted Interest.

     If the Company defaults in a payment of interest on the Securities, it shall, unless the Trustee fixes another record date pursuant to Section 6.10, pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the persons who are Holders on a subsequent special record date, which date shall be a Business Day at least five (5) Business Days prior to the payment date, in each case at the rate provided in the Securities and in Section 4.01 hereof. The Company shall fix or cause to be fixed such special record date and payment date in a manner reasonably satisfactory to the Trustee. At least fifteen (15) days before the subsequent special record date, the Company shall mail or cause to be mailed to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid. The Company may also pay defaulted interest in any other lawful manner.

     SECTION 2.13. Deposit of Monies.

     On or before 10:00 a.m. on each Interest Payment Date and the Maturity Date, as the case may be, the Company shall deposit or cause to be deposited with the Paying Agent, in immediately available funds, U.S. Legal Tender sufficient to make cash payments, if any, due on such Interest Payment Date or the Maturity Date, as the case may be, in a timely manner that permits the Trustee to remit payment to the Holders on such Interest Payment Date or the Maturity Date, as the case may be.

     SECTION 2.14. CUSIP Number.

     The Company in issuing the Securities may use one or more CUSIP numbers, and if so, the Trustee shall use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities.

     SECTION 2.15. Restrictive Legends.

     Each Global Security and Physical Security that constitutes a Restricted Security shall bear the Private Placement Legend on the face thereof until after the second anniversary of the later of the Issue Date and the last date on which the Company or any Affiliate of the Company was the owner of such Security (or any predecessor security) (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws in the opinion of counsel for the Company, unless otherwise agreed by the Company and the Holder thereof).

     Each Global Security shall also bear the legend as set forth in Exhibit B.

     SECTION 2.16. Book Entry Provisions for Global Security.

          (a) Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Securities, and the Depository may be treated by the Company, the Trustee and any Agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any Agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

          (b) Transfers of a Global Security shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in a Global Security may be transferred or exchanged for Physical Securities in accordance with the rules and procedures of the Depository and the provisions of Section
     2.17. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Securities and a successor depositary is not appointed by the Company within ninety (90) days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Physical Securities.

          (c) In connection with any transfer or exchange of a portion of the beneficial interest in a Global Security to beneficial owners pursuant to paragraph (b) of this Section 2.16, the Registrar shall (if one or more Physical Securities are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Securities in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and amount.

          (d) In connection with the transfer of an entire Global Security to beneficial owners pursuant to paragraph (b) of this Section 2.16, such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Security, an equal aggregate principal amount of Physical Security of authorized denominations.

          (e) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to paragraph (c) or (d) of this Section 2.16 shall, except as otherwise provided by paragraphs (a)(i)(x) and (d) of Section 2.17, bear the Private Placement Legend.

          (f) The Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interest through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

          SECTION 2.17. Special Transfer Provisions.

          (a) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

               (i) The Registrar shall register the transfer of any Security constituting a Restricted Security, whether or not such Security bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date (provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Security, or portion thereof, at any time on or prior to the second anniversary of the Issue Date) or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto or (2) in the case of a transfer to a Non-U.S.
          Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto; and

               (ii) if the proposed transferee is an Agent Member and the Securities to be transferred consist of Physical Securities which after transfer are to be evidence by an interest in the IAI Global Security or Regulation S Global Security, as the case may be, upon receipt by the Registrar of (x) written instructions given in accordance with the Depository's and the Registrar's procedures and
          (y) the appropriate certificate, if any, required by clause (y) of paragraph (i) above, the Registrar shall register the transfer and reflect on its books and records the date and an increase in the principal amount of the IAI Global Security to be transferred, and the Trustee shall cancel the Physical Securities so transferred; and

               (iii) if the proposed transferor is an Agent Member seeking to transfer an interest in a Global Security, upon receipt by the Registrar of (x) written instructions given in accordance with Depository's and the Registrar's procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph (i) above, the Registrar shall register the transfer and reflect on its books and records the date and (a) a decrease in the principal amount of the Global Security from which such interests are to be transferred in an amount equal to be the principal amount of the Securities to be transferred and (B) an increase in the principal amount of the IAI Global Security or the Regulation S Global Security, as the case may be, in an amount equal to the principal amount of the Securities to be transferred.

          (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

               (i) the Registrar shall register the transfer of any Restricted Security if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

               (ii) if the proposed transferee is an Agent Member, and the Securities to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in a Global Security, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of such Global Security in an amount equal to the principal amount of the Physical Securities to be transferred, and the Trustee shall cancel the Physical Securities so transferred; and

               (iii) if the proposed transferor is an Agent Member seeking to transfer an interest in the IAI Global Security or the Regulation S Global Security, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the IAI Global Security or the Regulation S Global Security, as the case may be, in an amount equal to the principal amount of the Securities to be transferred and (B) an increase in the principal amount of the Global Security in an amount equal to the principal amount of the Securities to be transferred.

          (c) Restrictions on Transfer and Exchange of Global Securities. Notwithstanding any other provisions of this Indenture, a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

          (d) Private Placement Legend. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless (i) the requested transfer is after the second anniversary of the Issue Date (provided, however, that, to the knowledge of the Trustee, neither the Company nor any Affiliate of the Company has held any beneficial interest in such Security, or portion thereof, at any time prior to or on the second anniversary of the Issue
     Date), or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

          (e) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

     The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.16 or this Section 2.17. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time during the Registrar's normal business hours upon the giving of reasonable written notice to the Registrar.

          (f) Transfers of Securities Held by Affiliates. Any certificate (i) evidencing a Security that has been transferred to an Affiliate of the Company within two (2) years after the Issue Date, as evidenced by a notation on the Assignment Form for such transfer or in the representation letter delivered in respect thereof or (ii) evidencing a Security that has been acquired from an Affiliate (other than by an Affiliate) in a transaction or a chain of transactions not involving any public offering, shall, until two (2) years after the last date on which the Company or any Affiliate of the Company was an owner of such Security, in each case, bear the Private Placement Legend, unless otherwise agreed by the Company (with written notice thereof to the Trustee).

                                  ARTICLE III.

                                   REDEMPTION

     SECTION 3.01. Notices to Trustee.

     If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date, the Redemption Price and the principal amount of the Securities to be redeemed and whether it wants the Trustee to give notice of redemption to the Holders (at the Company's expense) at least forty-five (45) days (unless a shorter notice shall be satisfactory to the Trustee) but not more than sixty
(60) days before the Redemption Date, together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein and in the Securities. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect. Notwithstanding anything set forth in this Article III, the Company shall at all times comply with Article X hereof.

     SECTION 3.02. Selection of Securities To Be Redeemed.

     If less than all of the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata in proportion to the relative number of Securities of each Holder. The Trustee shall make the selection not more than sixty (60) days and not less than thirty (30) days before the Redemption Date from the Securities outstanding and not previously called for redemption. The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

     SECTION 3.03. Notice of Redemption.

     At least thirty (30) days but not more than sixty (60) days before a Redemption Date, the Company shall mail a notice of redemption by first class mail to each Holder whose Securities are to be redeemed at the address of such Holder appearing in the Security register maintained by the Registrar. At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice of redemption shall identify the Securities to be redeemed and shall state:

               (i) the Redemption Date;

               (ii) the Redemption Price and the amount of accrued interest, if any, to be paid;

               (iii) the name and address of the Paying Agent;

               (iv) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price and accrued interest, if any;

               (v) that, unless the Company defaults in making the redemption payment or such redemption payment is prevented for any reason, interest on Securities called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Securities redeemed;

               (vi) if fewer than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;

               (vii) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in the aggregate principal amount equal to the unredeemed portion thereof will be issued without charge to the Security holder;

               (viii) the CUSIP number, if any, relating to such Securities pursuant to Section 2.14 hereof; and

               (ix) that the notice is being sent pursuant to this Section 3.03 and pursuant to the optional redemption provisions of the Securities.

     SECTION 3.04. Effect of Notice of Redemption.

     Once notice of redemption is mailed in accordance with Section 3.03, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price plus accrued and unpaid interest, if any, to the Redemption Date, but interest installments whose maturity is on or prior to such Redemption Date will be payable on the relevant Interest Payment Dates to the Holders of record at the close of business on the relevant Record Dates referred to in the Securities.

     Notice of redemption shall be deemed to be given when mailed to each Holder in the manner herein provided whether or not the Holder receives such Notice. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of any other Security.

     SECTION 3.05. Deposit of Redemption Price.

     On or prior to each Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price of all Securities to be redeemed on that date. Upon the written request of the Company, the Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose except with respect to monies owed as obligations to the Trustee pursuant to Article VII.

     If the Company complies with the preceding paragraph, interest on the Securities to be redeemed will cease to accrue on the applicable Redemption Date, whether or not such Securities are presented for payment. If any Security called for redemption shall not be so paid upon surrender for redemption, interest will be paid, from the Redemption Date until such Redemption Price is paid, on the unpaid Principal of and on any interest not paid on such unpaid Principal, in each case, at the rate provided in the Securities.

     SECTION 3.06. Securities Redeemed in Part.

     Upon surrender of a Security that is to be redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder, at the expense of the Company, a new Security or Securities equal in principal amount to the unredeemed portion of the Security surrendered.

                                  ARTICLE IV.

                                   COVENANTS

     SECTION 4.01. Payment of Securities.

     The Company shall pay the Principal of and interest on the Securities on the dates and in the manner provided in the Securities and this Indenture. An installment of Principal of or interest on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date U.S. Legal Tender designated for and sufficient to pay the installment and/or interest then due and is not prohibited from paying such installment on such date.

     The Company shall pay interest on (i) overdue Principal at the rate set forth in the second paragraph of paragraph 1 of the Securities, and (ii) overdue installments of interest at the same rate, to the extent lawful.

     SECTION 4.02. Maintenance of Office or Agency.

     The Company shall maintain in the Borough of Manhattan, The City of New York, the office or agency required under Section 2.03. The Company shall give prior notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands described in such Section 2.03 may be made or served at the address of the Trustee set forth in Section 2.03.

     The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby initially designates the corporate trust office of the Trustee set forth in Section 2.03 as such office.

     SECTION 4.03. Corporate Existence.

     Except as otherwise permitted by Article V, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Subsidiaries, in accordance with the respective organizational documents of each of them and the rights (charter and statutory) and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve, with respect to itself, any right or franchise, and with respect to any of its Subsidiaries, any such existence, right or franchise, if (a) the Board of Directors of the Company shall determine reasonably and in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and (b) the loss thereof is not adverse in any material respect to the Holders.

     SECTION 4.04. Payment of Taxes and Other Claims.

     The Company shall and shall cause each of its Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or properties of it or any of its Subsidiaries, and (ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of it or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim if either (a) the amount, applicability or validity thereof is being contested in good faith by appropriate proceedings and an adequate reserve has been established therefor to the extent required by GAAP, or (b) the failure to make such payment or effect such discharge (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

     SECTION 4.05. Maintenance of Properties and Insurance.

          (a) The Company shall cause all Properties used or useful in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in satisfactory condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times unless the failure to so maintain such properties (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries taken as a whole; provided, however, that nothing in this Section 4.05 shall prevent the Company or any of its Subsidiary from discontinuing the operation or maintenance of any of such properties or disposing of any of them if such discontinuance or disposal is either (i) in the ordinary course of business, (ii) in the good faith judgment of the Board of Directors of the Company or the Subsidiary concerned, or of the senior officers of the Company or such Subsidiary, as the case may be, desirable in the conduct of the business of the Company or such Subsidiary, as the case may be, or (iii) is otherwise permitted by this Indenture.

          (b) The Company shall provide or cause to be provided, for itself and each of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company are adequate and appropriate for the conduct of the business of the Company and such Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the reasonable, good faith opinion of the Company, for companies similarly situated in the industry, unless the failure to provide such insurance (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

          (c) The Company shall and shall cause each of its Subsidiaries to keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each Subsidiary in accordance with GAAP consistently applied to the Company and its Subsidiaries taken as a whole.

     SECTION 4.06. Compliance Certificates; Notice of Default.

          (a) The Company shall deliver to the Trustee, within sixty (60) days after the end of each of the Company's first three fiscal quarters and within ninety (90) days after the end of the Company's fiscal year, an Officers' Certificate stating that a review of the Company's activities and the activities of its Subsidiaries during the preceding fiscal period has been made under the supervision of the signing Officers with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his knowledge, the Company during such preceding fiscal period has kept, observed, performed and fulfilled each and every such covenant and no Default or Event of Default occurred during such period and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity and what action the Company has taken or proposes to take with respect thereto. The Officers' Certificate shall also include all calculations necessary to show covenant compliance. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

          (b) So long as (and to the extent) not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the Company shall deliver to the Trustee within ninety (90) days after the end of each fiscal year a written statement by a nationally recognized firm of independent public accountants stating (A) that their audit examination has included a review of the terms of this Indenture and the Securities as they relate to accounting matters, and (B) whether, in connection with their audit examination, any Default or Event of Default has come to their attention and if such a Default or Event of Default has come to their attention, specifying the nature and period of existence thereof.

          (c) The Company will deliver to the Trustee promptly, and in any event within ten (10) days after the Company becomes aware or should reasonably have become aware of the occurrence of any Default or Event of Default, an Officers' Certificate describing such Default or Event of Default and its status with particularity and what action the Company is taking or proposes to take with respect thereto.

     SECTION 4.07. Compliance with Laws.

     The Company shall comply, and shall cause each of its Subsidiaries to comply, with the respective organizational documents of each of them and all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states, provinces and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except such the noncompliance with which would not in the aggregate have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

     SECTION 4.08. Financial Reports, Etc.

          (a) As soon as practical and in any event within 90 days after the end of each Fiscal Year of the Company, deliver or cause to be delivered to the Trustee and each Holder (i) audited consolidated and unaudited, Company-prepared consolidating balance sheets of the Company and its Subsidiaries as at the end of such Fiscal Year, and the notes thereto (with respect to audited statements only), and the related audited consolidated and unaudited, Company-prepared consolidating statements of income and stockholders' equity and related consolidated statements of cash flows, and the respective notes thereto (with respect to audited statements only), for such Fiscal Year, setting forth (other than for consolidating statements) comparative financial statements for the preceding Fiscal Year, all prepared in accordance with GAAP with such changes from prior periods as required by GAAP and noted in the auditor's opinion delivered therewith and containing, with respect to the consolidated financial statements, opinions of Ernst & Young, or other such "Big 5" independent certified public accountants, which are unqualified as to the scope of the audit performed and as to the "going concern" status of the Company and without any exception not acceptable to the Holders (other than a qualification regarding the impending maturing of the Indebtedness due under the Credit Agreement in effect as of the date hereof, it being agreed such a qualification shall not by itself prevent a financial statement from satisfying the requirements of this subsection (a)), provided, however, that such financial statements and related deliveries for Fiscal Year 2001 may be delivered on or before April 30, 2001, and (ii) a certificate of an Authorized Representative, which shall be in the form of Exhibit D, demonstrating compliance with Section 4.24;

          (b) as soon as practical and in any event within 45 days after the end of each Fiscal Quarter (except the last Fiscal Quarter of the Fiscal Year) deliver to the Trustee and each Holder (i) consolidated and consolidating balance sheets of the Company and its Subsidiaries as at the end of such Fiscal Quarter, and the related consolidated and consolidating statements of income and stockholders' equity and related consolidated statement of cash flows for such Fiscal Quarter in each case setting forth in comparative form consolidated figures for the corresponding period of the preceding Fiscal Year and accompanied by a certificate of an Authorized Representative to the effect that such financial statements present fairly the financial position of the Company and its Subsidiaries as of the end of such fiscal period and the results of their operations and the changes in their financial position for such fiscal period, in conformity with the standards set forth in GAAP with respect to interim financial statements, and (ii) a certificate of an Authorized Representative containing computations for such Fiscal Quarter comparable to that required pursuant to Section 4.08(a)(ii);

          (c) together with each delivery of the financial statements required by Section 4.08(a)(i), deliver to the Trustee and each Holder a letter from the Company's accountants specified in Section 4.08(a)(i) stating that in performing the audit necessary to render an opinion on the financial statements delivered under Section 4.08(a)(i), they obtained no knowledge of any Default or Event of Default by the Company in the fulfillment of the terms and provisions of this Indenture insofar as they relate to financial matters (which at the date of such statement remains uncured); or if the accountants have obtained knowledge of such Default or Event of Default, a statement specifying the nature and period of existence thereof; and

          (d) promptly upon their becoming available to the Company, the Company shall deliver to the Trustee and each Holder a copy of (i) all regular or special reports or effective registration statements which the Company or any Subsidiary shall file with the Securities and Exchange Commission (or any successor thereto) or any securities exchange, (ii) any proxy statement distributed by the Company or any Subsidiary to its shareholders, bondholders or the financial community in general, and (iii) any management letter or other report submitted to the Company or any Subsidiary by independent accountants in connection with any annual, interim or special audit of the Company or any Subsidiary except for agreed upon procedures reports for compliance under third-party agreements, reports on employee benefit plan financial statements and reports with respect to tax advisory matters.

     The Trustee and the Holders are hereby authorized to deliver a copy of any such financial or other information delivered hereunder to any Affiliate of any Holder, to any Governmental Authority having jurisdiction over the Trustee or any of the Holders pursuant to any written request therefor or in the ordinary course of examination of loan files, to any other Person who shall acquire or consider the assignment of, or acquisition of any participation interest in, any Obligation permitted by this Indenture.

     SECTION 4.09. SEC Reports and Other Information.

          (a) To the extent permitted by applicable law or regulation, whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, the Company shall file with the SEC the annual reports, quarterly reports and other documents which the Company would have been required to file with the SEC pursuant to such Sections 13(a) and 15(d) if the Company were so subject, such documents to be filed with the SEC on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject. The Company shall comply with its reporting and filing obligations under the applicable federal securities laws. The Company shall also in any event (x) within fifteen (15) days after each Required Filing Date (i) transmit by mail to all Holders, as their names and addresses appear in the register of Securities maintained by the Registrar, without cost to such Holders and (ii) file with the Trustee, copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the SEC pursuant to Sections 13(a) and 15(d) of the Exchange Act if the Company were subject to such Sections and (y) if filing such documents by the Company with the SEC is not permitted under the Exchange Act, promptly upon written request supply copies of such documents to any prospective Holder. In any event, such annual reports will contain consolidated financial statements and notes thereto, together with an opinion thereon expressed by an independent public accounting firm with an established national reputation and management's discussion and analysis of financial condition and results of operations, and such quarterly reports will contain unaudited condensed consolidated financial statements for the first three quarters of each fiscal year. Upon qualification of this Indenture under the TIA, the Company shall also comply with the provisions of TIA ss.314(a).

          (b) At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder, the Company will promptly furnish or cause to be furnished such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) to such Holder or to a prospective purchaser of such Security designated by such Holder, as the case may be, in order to permit compliance by such Holder with Rule 144A under the Securities Act.

          (c) The Company shall, at all times following the Effective Date, provide to each Holder and the Trustee promptly, and in any event within one Business Day, copies of any reports and other information provided to the Lenders and the Agent pursuant to the Credit Agreement.

          (d) The Company shall, and shall cause its Subsidiaries to, cooperate with and give full and complete access and make available to the Trustee and the Holders and representatives retained by any of them from time to time, on a daily basis, the books and records of the Company and its Subsidiaries and other information relating to the business or financial affairs of the Company and its Subsidiaries (including, without limitation, agreements and documents pertaining to any receivables or payables), and the operating management of the Company and its Subsidiaries shall meet, upon request, with the Trustee and the Holders to discuss, among other things, the financial and operating performance and business plans of the company and its Subsidiaries. The Company shall, and shall cause its Subsidiaries to, give full and complete access to such other information as the Trustee or the Holders may reasonably request from time to time, and shall cooperate and consult with, and provide to the Trustee and the Holders all such information.

     SECTION 4.10. Waiver of Stay Extension or Usury Laws.

     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the Principal of or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     SECTION 4.11. Limitation on Indebtedness.

     The Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, issue, guarantee or in any manner become liable for or with respect to the payment of, any Attributable Indebtedness or Indebtedness (including any Acquired Indebtedness), except that the Company and its Subsidiaries may incur (each of which shall be given independent effect):

          (a) Indebtedness of the Company evidenced by the Securities or otherwise arising under this Indenture;

          (b) Indebtedness of the Company and its Subsidiaries outstanding from time to time pursuant to the Credit Agreement not to exceed at any one time $73,687,000 in the aggregate, minus the amount of Indebtedness pursuant to the Credit Agreement repaid after the Effective Date with the Net Cash Proceeds from an Asset Sale pursuant to Section 4.18;

          (c) Indebtedness of the Company and its Subsidiaries outstanding on the Effective Date; provided, none of the instruments and agreements evidencing or governing such Indebtedness shall be amended, modified or supplemented after the Issue Date to change any terms of subordination, payment of Principal, interest, fees or other amounts due, or rights of conversion, put, exchange or other similar rights or any other covenants, terms or conditions thereof to be less favorable to the Holders than such terms, rights and conditions as is effect on the Effective Date.

          (d) purchase money Indebtedness of the Company described in Section 4.14(d) not to exceed an aggregate outstanding amount at any time of $500,000;

          (e) Indebtedness of the Company, in an aggregate principal amount not to exceed $2,000,000 if, (x) immediately after giving pro forma effect to the incurrence thereof, no Default or Event of Default shall have occurred and (y) all such Indebtedness is subordinated, on terms acceptable to the Holders, to all Indebtedness due under the Securities;

          (f) Indebtedness of a Subsidiary of the Company issued to and held by the Company or a Wholly-Owned Subsidiary of the Company; provided, however, that any transfer of such Indebtedness (other than to the Company or a Wholly-Owned Subsidiary of the Company) shall be deemed, in such case, to constitute a new incurrence of such Indebtedness by the issuer thereof;

          (g) Indebtedness of the Company owed to or held by a Wholly-Owned Subsidiary of the Company that is unsecured and subordinated in right of payment to the Securities; provided, however, that any subsequent issuance or transfer of any Capital Stock which results in any such other Wholly-Owned Subsidiary ceasing to be a Wholly-Owned Subsidiary of the Company, or any transfer of such Indebtedness (other than to a Wholly-Owned Subsidiary of the Company), shall be deemed in each case to constitute a new incurrence of such Indebtedness by the Company;

          (h) Indebtedness represented by Hedging Obligations of the Company or its Subsidiaries with respect to Indebtedness of the Company or its Subsidiaries (which Indebtedness is otherwise permitted to be incurred under this Section 4.11 and which Hedging Obligations are otherwise permitted to be incurred under Section 4.25) to the extent the notional principal amount of such Hedging Obligations does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;

          (i) any replacements, renewals, refinancings and extensions of Indebtedness incurred under clauses (a), (b), (c), (d), (e), (f) and (g) above provided that (i) any such replacement, renewal, refinancing and extension (x) shall not provide for any mandatory redemption, amortization or sinking fund requirement in an amount greater than or at a time prior to the amounts and times specified in the Indebtedness being replaced, renewed, refinanced or extended and (y) shall be contractually subordinated to the Securities at least to the extent, if at all, that the Indebtedness being replaced, renewed, refinanced or extended is subordinate to the Securities, (ii) any such Indebtedness of any person must be replaced, refinanced or extended with Indebtedness incurred by such person or by the Company, (iii) the principal amount of Indebtedness incurred pursuant to this clause (i) (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness) shall not exceed the sum of the principal amount (or with respect to Indebtedness which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the accreted value thereof) of Indebtedness so replaced, renewed, refinanced or extended, plus accrued interest, the amount of any premium required to be paid in connection with such replacement, renewal, refinancing or extension pursuant to the terms of such Indebtedness or the amount of any premium reasonably determined by the Company as necessary to accomplish such replacement, renewal, refinancing or extension by means of a tender offer or privately negotiated purchase and the amount of fees and expenses incurred in connection therewith, (iv) the covenants, terms and conditions of any such extension, renewal, refunding or refinancing Indebtedness (and of any agreement or instrument entered into in connection therewith) are no less favorable to the Holders than the terms of the Indebtedness as in effect prior to such action, and (v) immediately prior to and immediately after giving effect to any such extension, renewal, refunding or refinancing, no Default or Event of Default shall have occurred and be continuing; and

          (j)  the   endorsement  of  negotiable   instruments  for  deposit  or
     collection or similar transactions in the ordinary course of business.

     SECTION 4.12. Limitation on Restricted Payments.

     The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment, unless at the time of and after giving effect to such Restricted Payment:

          (a) no Default or Event of Default shall have occurred and be continuing or occur as a consequence thereof;

          (b) the Company could incur at least $1.00 of Indebtedness pursuant to clause (e) of Section 4.11 hereof; and

          (c) the aggregate of all Restricted Payments declared or made after the Issue Date through and including the date of such Restricted Payment does not exceed 50% of the Company's Consolidated Net Income (or in the event such Consolidated Net Income shall be a deficit, minus 100% of such deficit) from and including April 1, 1998 to and including the last day of the fiscal quarter immediately preceding the date of such Restricted Payment.

     The provisions of this Section 4.12 shall not prohibit (i) the payment of any dividend within sixty (60) days after the date of declaration thereof, if such payment would comply with the provisions of this Indenture at the date of the declaration of such payment, (ii) the retirement of any shares of Capital Stock of the Company or Indebtedness of the Company which is subordinated in right of payment to the Securities by conversion into, or by an exchange for, shares of Capital Stock of the Company that are not Disqualified Stock or out of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Capital Stock (other than Disqualified Stock) of the Company, and (iii) the redemption or retirement of Indebtedness of the Company which is subordinated in right of payment to the Securities in exchange for, by conversion into, or out of the Net Proceeds of, a substantially concurrent sale of subordinated Indebtedness of the Company (other than to a Subsidiary of the Company) that is contractually subordinated in right of payment to the Securities at least to the same extent that the Indebtedness being redeemed or retired is subordinated to the Securities.

     In determining the amount of Restricted  Payments  permissible under clause
(c) above, amounts expended pursuant to clauses (i) and (ii) above shall be included as Restricted Payments.

     Not later than the date of making any Restricted Payment (other than the dividend payments on the Mezzanine Preferred Stock), the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.12 were computed, which calculations may be based upon the Company's latest available financial statements.

     So long as no Default or Event of Default shall have occurred and be continuing, or occur as a consequence thereof, the provisions of this Section
4.12 shall not prohibit the declaration or payment of the dividends payable on the Mezzanine Preferred Sock as set forth in the Certificate of Designations.

     SECTION 4.13. Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries.

     The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective or enter into any agreement with any person that would cause any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of the Company to (a) pay dividends, in cash or otherwise, or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits owned by, or pay any Indebtedness owed to, the Company or any of its Subsidiaries, (b) make loans or advances to the Company or any of its Subsidiaries or (c) transfer any of its Properties to the Company or any of its Subsidiaries, except, in each case, for such encumbrances or restrictions existing under or contemplated by or by reason of
(i) any restrictions existing under the Credit Agreement as in effect on the Effective Date, (ii) any restrictions existing under any agreement that refinances, replaces, amends or extends an agreement containing a restriction permitted by clause (i) above; provided that the terms and conditions of any such restrictions are not materially less favorable to the holders of the Securities than those under or pursuant to the agreement being refinanced, replaced, amended or extended or (iii) customary non-assignment or sublease provisions of any agreement of the Company or its Subsidiaries.

     SECTION 4.14. Limitation on Liens.

     Other than Permitted Liens, the Company shall not, and the Company shall not permit, cause or suffer any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien, charge or other encumbrance of any kind with respect to any property or assets now owned or hereafter acquired by it, which (a) secures Indebtedness of the Company subordinated in right of payment to the Securities, unless the Securities are secured by a Lien on such property that is senior to such Lien, (b) secures Indebtedness of the Company which is pari passu in right of payment with the Securities, unless the Securities are secured by a Lien on such Property that is equal and ratable with such Lien, (c) secures Indebtedness incurred to refinance Indebtedness which has been secured by a Lien permitted under this Indenture and is permitted to be refinanced under this Indenture, to the extent such Liens extend to or cover Property of the Company or any of its Subsidiaries not securing the Indebtedness so refinanced or increase the extent of such Liens, or (d) purchase money Liens to secure Indebtedness permitted under this Indenture (or as extended or renewed as permitted under this Indenture) and incurred to purchase fixed assets, unless such Indebtedness represents not less than seventy-five percent (75%) and not more than one hundred percent (100%) of the purchase price of such assets as of the date of purchase thereof and no Property other than the assets so purchased secures such Indebtedness.

     Notwithstanding the foregoing, Liens shall be permitted by the previous clauses (a) and (b) only to the extent that any Indebtedness secured by such Liens is incurred pursuant to and in accordance with this Indenture.

     SECTION 4.15. Limitation on Investments, Loans and Advances.

     The Company shall not make, and shall not permit any of its Subsidiaries to make, any Investment, except: (i) Investments by the Company or any of its Subsidiaries in any Wholly-Owned Subsidiary of the Company that is a Guarantor (including any such Investment pursuant to which a Person becomes a Wholly-Owned Subsidiary of the Company) or in the Company by any of its Subsidiaries; (ii) Investments represented by receivables created or acquired in the ordinary course of business or the settlement of such receivables in the ordinary course of business; (iii) Investments permitted to be made pursuant to Section 4.12;
(iv) Investments represented by advances to employees, officers and directors of the Company or its Subsidiaries made in the ordinary course of business and consistent with reasonable and customary business practices; (v) Permitted Investments; (vi) Investments permitted to be made with the Net Cash Proceeds of Asset Sales pursuant to Section 4.18; (vii) Investments existing on the Issue Date which are set forth on Schedule 5.36 to the Securities Purchase Agreement;
(viii) Investments in Hedging Obligations permitted under Section 4.25; (ix) Investments represented by loans or advances after the Effective Date to Subsidiaries which are not Guarantors provided that (y) the aggregate outstanding principal amount of such Investments shall not at any time exceed $500,000 and (z) the repayment of such Investments is subordinated to the rights of the Holders under this Indenture and the Guaranty Agreements; and (x)
Investments  permitted  to be made  pursuant  to  Section  4.11(e)  and  Section
4.11(f).

     SECTION 4.16. Limitation on Transactions with Affiliates.

     The Company will not, and will not permit, cause or suffer, any of its Subsidiaries to, participate in an Affiliate Transaction, except in good faith and on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than those that could have been obtained in a comparable transaction on an arm's length basis from a person not an Affiliate of the Company or such Subsidiary. With respect to any Affiliate Transaction (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other market value in excess of $1,000,000, the Company shall deliver an Officers' Certificate to the Trustee certifying that such Affiliate Transaction (or series of related Affiliate Transactions) complies with the foregoing provisions and that such Affiliate Transaction (or series of related Affiliate Transactions) was approved by a majority of the Independent Directors of the Company and the Board of Directors of the Company as a whole. Notwithstanding the foregoing, the restrictions set forth in this Section 4.15 shall not apply to (i) any employment agreement, consulting agreement and indemnification obligations entered into by the Company or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Subsidiary, (ii) the payment of reasonable and customary fees to directors of the Company who are not employees of the Company, and (iv) transactions permitted under Sections 4.11, 4.12 and
4.15 hereof.

     SECTION 4.17. Change of Control.

          (a) Upon the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Company shall notify or cause to be notified the Holders in writing of such occurrence and shall make an offer to purchase (the "Change of Control Offer"), on a Business Day (the "Change of Control Payment Date") not later than sixty (60) days following the Change of Control Date, all Securities then outstanding at the Redemption Price plus accrued and unpaid interest, if any, to the Change of Control Payment Date. The Change of Control Offer shall remain open for at least twenty (20) Business Days and until 5:00 p.m., New York City time, on the Business Day next preceding the Change of Control Payment Date. Within ten (10) days after the Change of Control Date requiring the Company to make a Change of Control Offer pursuant to this Section 4.17, the Company shall so notify the Trustee. Such notice shall be accompanied by an Officers' Certificate setting forth the circumstances and relevant facts regarding such Change of Control. In connection with such notification to the Trustee, the Company may instruct the Trustee to give, at the cost and expense of the Company, the notice required to be given by clause (b) below.

          (b) Notice of a Change of Control Offer shall be sent, by first class mail, to each Holder not less than twenty-five (25) days nor more than forty-five (45) days before the Change of Control Payment Date, with copies to the Trustee, which notice shall, consistent with the provisions of this
     Section 4.17, govern the terms of the Change of Control Offer. Such notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Change of Control Offer and shall state:

               (i) that the Change of Control Offer is being made pursuant to this Section 4.17 and that all Securities properly tendered will be accepted for payment;

               (ii) the Redemption Price (including the amount of accrued interest) and the Change of Control Payment Date;

               (iii) that any Security not tendered will continue to accrue interest in accordance with the terms thereof;

               (iv) that, unless the Company defaults in making payment therefor, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

               (v) that Holders electing to have a Security purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the last page of the Security completed, to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Business Day prior to the Change of Control Payment Date;

               (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder delivered for purchase, the Security certificate number (if any) and a statement that such Holder is withdrawing its election to have such Security purchased;

               (vii) that Holders whose Securities are purchased only in part will be issued new Securities in a principal amount equal to the unpurchased portion of the Securities surrendered; and

               (viii) the circumstances and relevant facts regarding such Change of Control.

          (c) On or before the Change of Control Payment Date, the Company shall
     (i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price of all Securities so tendered, and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the Redemption Price, and the Trustee shall promptly authenticate and mail to such Holders new Securities equal in principal amount to any unpurchased portion of the Securities surrendered. The Paying Agent shall, upon written request, return to the Company any U.S. Legal Tender not required to fund the payment for Securities accepted for payment by the Company. If any Security called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with this clause
     (c), interest will be paid on the unpaid Redemption Price from the Change of Control Payment Date until such Redemption Price is paid, at the rate provided in the Securities. Any Securities not so accepted shall be promptly mailed by the Company to the Holder thereof.

          (d) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of securities pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this
     Section 4.17, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.17 by virtue thereof.

          (e) The Company will, to the extent required to or permitted by applicable Laws, publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     SECTION 4.18. Disposition of Proceeds of Asset Sales.

          (a) The Company will not, and will not permit any of its Subsidiaries to, make any Asset Sale unless (i) the Company or the applicable Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of and (ii) at least eighty (85%) of the Net Proceeds received by the Company or such Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents (with
     Indebtedness of the Company or its Subsidiaries assumed by the purchaser being counted as cash for such purposes if the Company and its Subsidiaries are permanently released from all liability therefor); provided, however, that 100% of the Net Proceeds received by the Company or such Subsidiary, as the case may be, in such Asset Sale from the sale or other disposition of Capital Stock shall be in the form of cash or Cash Equivalents.

          (b) The Company shall or shall cause its Subsidiaries to, within (i) 180 days of receipt of any Net Cash Proceeds (other than Net Equity Proceeds) from an Asset Sale and (ii) within 90 days of the receipt of any Net Equity Proceeds from an Asset Sale, apply such Net Cash Proceeds to permanently prepay Indebtedness outstanding under the Credit Agreement and effect a permanent reduction of the commitment available under such Credit Agreement. To the extent such Net Cash Proceeds are not applied as provided in the previous sentence, such Net Cash Proceeds shall constitute "Excess Proceeds" subject to disposition as provided in clause (c) below.

          (c) When the aggregate amount of unutilized Excess Proceeds equals or exceeds $500,000, the Company shall make an offer to repurchase (the "Asset Sale Offer") on the Asset Sale Payment Date an aggregate principal amount of the Securities equal to such entire unutilized Excess Proceeds (and not just the amount in excess of $500,000) at a price in cash equal to the Redemption Price, plus accrued interest, if any, to the Asset Sale Payment Date. The Company shall, subject to the provisions described herein, be required to repurchase all Securities validly tendered into such Asset Sale Offer and not withdrawn. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero and any unutilized Excess Proceeds may be utilized by the Company for any purpose.

          (d) The Company shall provide the Trustee with prompt notice of the occurrence of an Asset Sale Offer. Such notice shall be accompanied by an Officers' Certificate setting forth (i) a statement to the effect that the Company or any of its Subsidiaries has made an Asset Sale and (ii) the aggregate principal amount of Securities offered to be purchased and the Redemption Price.

          (e) Notice of an Asset Sale Offer shall be sent, by first class mail, by the Company (or caused to be mailed by the Company), with a copy to the Trustee, to all Holders of Securities not less than thirty (30) days nor more than sixty (60) days before the Asset Sale Payment Date at their last registered address. The Asset Sale Offer shall remain open from the time of mailing for at least twenty (20) Business Days and until at least 5:00 p.m., New York City time, on the Business Day next preceding the Asset Sale Payment Date. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Asset Sale Offer. At the Company's request, the Trustee shall give, at the cost and expense of the Company, the notice required by this paragraph
     (e). Such notice shall state:

               (i) that the Asset  Sale  Offer is being  made  pursuant  to this
          Section 4.17;

               (ii) the Redemption Price (including the amount of accrued interest, if any) for each Security and the Asset Sale Payment Date;

               (iii) that any Security not tendered or accepted for payment will continue to accrue interest in accordance with the terms thereof;

               (iv) that unless the Company defaults on making payment therefor, any Security accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Payment Date;

               (v) that Holders electing to have a Security purchased pursuant to an Asset Sale Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the last page of the Security completed, to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Business Day prior to the Asset Sale Payment Date;

               (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Business Day prior to the Asset Sale Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities the Holder delivered for purchase, the Security certificate number (if any) and a statement that such Holder is withdrawing his election to have such Securities purchased;

               (vii) that if Securities in a principal amount in excess of the principal amount of the Securities to be acquired pursuant to the Asset Sale Offer are tendered and not withdrawn pursuant to the Asset Sale Offer, the Company shall purchase Securities on a pro rata basis among the Securities tendered (with such adjustment as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples of $1,000 shall be so acquired);

               (viii) that Holders whose Securities are purchased only in part will be issued new Securities in a principal amount equal to the unpurchased portion of the Securities surrendered; and

               (ix) the instructions that Holders must follow in order to tender their Securities.

          (f) On or before an Asset Sale Payment Date, the Company shall (i) accept for payment, on a pro rata basis, the Securities or portions thereof tendered pursuant to the Asset Sale Offer (subject to adjustment as contemplated by paragraph (vii) above), (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price of all Securities or portions thereof so tendered, and (iii) deliver to the Paying Agent the Securities so accepted together with an Officers' Certificate identifying the Securities or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail to Holders of Securities tendered to and accepted for payment an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders new Securities equal in principal amount to any unpurchased portion of the Securities surrendered. Any Securities not so accepted shall, upon written request, be promptly mailed or delivered by the Company to the Holder thereof. The Paying Agent shall return to the Company any U.S. Legal Tender not required to fund the payment for Securities accepted for payment by the Company. The Company will publicly announce the results of the Asset Sale Offer as promptly as practicable following the Asset Sale Payment Date.

          (g) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.18, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.18 by virtue thereof.

     SECTION 4.19. Limitation on Issuances and Sales of Preferred Stock by Subsidiaries.

     The Company (i) will not permit any of its Subsidiaries to issue any Preferred Stock (other than to the Company or to a Wholly-Owned Subsidiary of the Company) and (ii) will not permit any person (other than the Company or a Wholly-Owned Subsidiary of the Company) to own any Preferred Stock of any Subsidiary of the Company.

     SECTION  4.20.  Limitation  on  Liquidations,   Dissolutions,  Mergers  and
Consolidation.

     The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except, (i) any Subsidiary of the Company may be merged or consolidated with or into the Company (provided that the Company shall be the continuing or surviving corporation) or with or into any one or more Wholly-Owned Subsidiaries of the Company (provided that a Wholly-Owned Subsidiary of the Company shall be the continuing or surviving corporation) and after giving effect to any of such transactions, no Default or Event of Default shall exist; and (ii) any Wholly-Owned Subsidiary of the Company may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Company or any of its Wholly-Owned Subsidiaries.

     SECTION 4.21. Net Worth.

     The Company will not and will not permit any of its Subsidiaries to permit Consolidated Net Worth to be less than (i) eighty percent (80%) of the Consolidated Net Worth of the Company as of the Issue Date, plus the amount of the Net Cash Proceeds from the sale of the Series F Preferred Stock issued pursuant to the Securities Purchase Agreement, and (ii) as at the last day of each succeeding Fiscal Quarter of the Company and until (but excluding) the last day of the next following Fiscal Quarter of the Company, the sum of (A) the amount of Consolidated Net Worth required to be maintained pursuant to this
Section 4.21 as at the end of the immediately preceding Fiscal Quarter, plus (B) sixty-five percent (65%) of Consolidated Net Income (with no reduction for net losses during any period) for the Fiscal Quarter of the Company ending on such day (including within "Consolidated Net Income" certain items otherwise excluded as provided for in the definition of "Consolidated Net Income", less cash dividends paid with respect to the Mezzanine Preferred Stock), plus (C) one hundred percent (100%) of the aggregate amount of all increases in the stated capital and additional paid-in capital accounts of the Company resulting from the issuance of Capital Stock of the Company; provided, however, in the event that the Company makes purchases in open market transactions of its common stock having an aggregate purchase price of at least $3,500,000 by March 31, 1999, then in such event the Consolidated Net Worth permitted at the Closing Date under (i) above shall be recalculated to be an amount equal to 68% of the Consolidated Net Worth as of the Closing Date and corresponding adjustments under (ii)(A) above shall be made accordingly.

     SECTION 4.22. ERISA Compliance.

     The Company will not and will not permit any of its Subsidiaries to, directly or indirectly, (i) engage in a "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code, with respect to any Plan or Multiemployer Plan or knowingly consent to any other "party in interest" or any "disqualified person," as such terms are defined in
Section 3(14) of ERISA or Section 4975(e)(2) of the Internal Revenue Code, respectively, engaging in any "prohibited transaction," with respect to any Plan or Multiemployer Plan maintained by the Company or any of its Subsidiaries; (ii) permit any Plan maintained by the Company or any of its Subsidiaries to incur any "accumulated funding deficiency," as defined in Section 302 of ERISA or
Section 412 of the Internal Revenue Code, unless such incurrence shall have been waived in advance by the Internal Revenue Services; (iii) terminate any Plan in a manner which could result in the imposition of a Lien on any property of the Company or any of its Subsidiaries pursuant to Section 4068 of ERISA; (iv) breach, or knowingly permit any employee of officer or any trustee or administrator of any Plan maintained by the Company or any of its Subsidiaries to breach, any fiduciary responsibility imposed under Title I of ERISA with respect to any Plan; (v) engage in any transaction which would result in the incurrence of a liability under section 4069 of ERISA; or (vi) fail to make contributions to a Plan or Multiemployer Plan which results in the imposition of a Lien on any property of the Company or any of its Subsidiaries pursuant to
Section 302(f) of ERISA or Section 412(n) of the Internal Revenue Code.

     SECTION 4.23. Limitation on Acquisitions.

     The Company will not and will not permit any of its Subsidiaries to enter into any agreement, contract, binding commitment or other arrangement providing for any Acquisition, or take any action to solicit the tender of securities or proxies in respect thereof in order to effect any Acquisition other than Permitted Acquisitions.

     SECTION 4.24. Certain Consolidated Ratios.

      The Company will not and will not permit any of its Subsidiaries to:

          (a) permit at any time the Consolidated Leverage Ratio as of the end of each four-quarter period ending during the applicable period set forth below, to be greater than that ratio set forth opposite each such period:

                                               Consolidated Leverage Ratio
                 Period                         Must Not Be Greater Than
                 ------                         ------------------------
Issue Date through and including
  September 30, 1999                                  3.75 to 1.00
October 1, 1999 through and including
  September 30, 2001                                   3.5 to 1.00
October 1, 2001 and thereafter                         3.0 to 1.00;

          (b) permit the Consolidated Fixed Charge Ratio as of the end of each four quarter period ending during the applicable period or on the applicable date set forth below to be less than that ratio set forth opposite each such period or date:

                                                Consolidated Fixed Charge
              Period Date                      Ratio Must Not be Less Than
              -----------                      ---------------------------

September 30, 2000 through and including
June 30, 2001                                         1.00 to 1.00
September 30, 2001                                    1.05 to 1.00
December 31, 2001                                     1.15 to 1.00
March 31, 2002 and thereafter                         1.35 to 1.00

; and

          (c) permit at any time the Consolidated Interest Coverage Ratio to be less than 3.0 to 1.00.

     SECTION 4.25. Limitation on Hedging Obligations.

     The Company will not and will not permit any of its Subsidiaries to incur any Hedging Obligations or enter into any agreements, arrangements, devices or instruments relating to Hedging Obligations, except for Hedging Obligations the aggregate notional amount of which does not exceed, the aggregate at any time the lower of (i) 45,000,000, and (ii) 60% of the aggregate outstanding principal balance of loans under the Credit Agreement.

     SECTION 4.26. Sale of Subsidiaries.

     The Company will not sell, convey, transfer, assign or otherwise dispose of any Subsidiary of the Company or any division, operating unit or other business unit of the Company that, on a pro forma basis, constitutes more than 20% of the pro forma Consolidated EBITDA of the Company.

     SECTION 4.27. Conduct of Business.

     The Company shall not, and shall not permit any of its Subsidiaries to, engage in any business other than the business engaged in on the Effective Date.

     SECTION 4.28. Additional Guarantors.

     The Company shall cause each newly formed or acquired Domestic Subsidiary to execute the Guaranty Agreement within fifteen (15) Business Days of the formation or acquisition of such Subsidiary.



                                   ARTICLE V.

                              SUCCESSOR CORPORATION

     SECTION 5.01. Consolidation, Merger, Conveyance, Transfer or Lease.

     The Company shall not consolidate with or merge with or into or sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of its properties and assets (determined on a consolidated basis for the Company and its Subsidiaries, taken as a whole) to another Person or Persons, in a single transaction or through a series of related transactions, or cause or permit any of its Subsidiaries to do any of the foregoing, unless:

          (a) the Company is the continuing Person, or the Person formed by or surviving such consolidation or merger or the Person to which such sale, assignment, conveyance, lease, transfer or other disposition is made (the "surviving entity") is a corporation organized and validly existing under the laws of the United States, any State thereof or the District of Columbia;

          (b) the surviving entity shall expressly assume, by a supplemental indenture executed and delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

          (c) immediately before and immediately after giving effect to such transaction, or series of transactions (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

          (d) the Company or the surviving entity (in the case of a merger or consolidation involving the Company or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of the Company's properties and assets) shall immediately after giving effect to such transaction or series of transactions (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions) have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction or series of transactions;

          (e) immediately after giving effect to such transaction or series of transactions, the Company or the surviving entity (in the case of a merger or consolidation involving the Company or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of the Company's assets) could incur $1.00 of Indebtedness pursuant to clause (e) of Section 4.11 hereof;

          (f) the Company or the surviving entity shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that (i) such consolidation, merger, sale, assignment, conveyance, lease, transfer or other disposition, (ii) if a supplemental indenture is required in connection with such transaction or series of transactions, such supplemental indenture complies with this Section 5.01, and (iii) all conditions precedent in this Indenture relating to the transaction or series of transactions have been satisfied; and

          (g) the Company has delivered to the Trustee an opinion or certificate of a nationally recognized firm of independent public accountant complying with the applicable provisions of TIA ss.314(c)(3) and setting forth the computation of the Consolidated Net Worth (i) of the surviving entity as provided in Section 5.01(d) and the ability of the Company or the surviving entity to incur at least $1.00 in additional Indebtedness as provided in
     Section 5.01(e), immediately following the transaction, and (ii) of the Company, immediately preceding such transaction, in accordance with clause
     (d) or (e) above, certifying to the accuracy thereof.

     SECTION 5.02. Successor Entity Substituted.

     Upon any consolidation, merger or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.01, the surviving entity formed by such consolidation or into or with which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such surviving entity had been named as the Company herein and the Company shall be discharged from all obligations and covenants under the Indenture and the Securities.

                                  ARTICLE VI.

                              DEFAULT AND REMEDIES

     SECTION 6.01. Events of Default.

     An "Event of Default" occurs if:

               (i) the Company defaults in the payment of interest on any Security when the same becomes due and payable and continuance of any such default for a period of thirty (30) days; or

               (ii) the Company defaults in the payment of the Principal of or premium on any Security as and when due and payable (including a default in payment upon an offer to purchase required to be made by this Indenture); or

               (iii) the Company defaults in the performance, or breach, of any material covenant, obligation or agreement in the Securities or this Indenture (other than defaults specified in clause (i) or (ii) above), and such default or breach continues for a period of thirty (30) days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 30% in aggregate principal amount of the outstanding Securities; or

               (iv) the failure by the Company to observe or perform any material covenant, obligation or agreement contained in the Securities Purchase Agreement or the Registration Rights Agreement and such failure continues for a period of thirty (30) days; or

               (v) a Series G Stock Event of Default (as such term is defined in the Certificate of Designations) has occurred and is continuing
          (including, without limitation, the Company's failure to pay any dividend or the failure to make any redemption payment that it is obligated to make, whether or not such payment is legally permissible or conflicts with any other agreement to which the Company or any of its Subsidiaries is a party or by which any of its or their respective Properties are bound); or

               (vi) any representation or warranty contained in the Financing Documents or any writing furnished by the Company or any of its Subsidiaries to any Holder, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; or

               (vii) failure by the Company or any of its Subsidiaries (a) to make any payment when due with respect to any other Indebtedness under one or more classes or issues of Indebtedness which one or more classes or issues of Indebtedness are in an aggregate principal amount of $1,000,000 or more and, with respect to Indebtedness under the Credit Agreement, such failure results in acceleration of the maturity thereof; or (b) to perform any term, covenant, condition, or provision of one or more classes or issues of Indebtedness which one or more classes or issues of Indebtedness are in an aggregate principal amount of $1,000,000 or more, which failure, in the case of this clause (b), results in an acceleration of the maturity thereof; or

               (viii) one or more judgments, orders or decrees for the payment of money in excess of $1,000,000, either individually or in an aggregate amount, shall be entered against the Company or any of its Subsidiaries or any of their respective properties and shall not be discharged and there shall have been a period of thirty (30) days during which a stay of enforcement of such judgment or order, by reason of pending appeal or otherwise, shall not be in effect; or

               (ix) any of the Financing Documents ceases to be in full force and effect (other than as a result of termination pursuant to its terms) or any such Financing Document or any of its material provisions is declared or asserted to be null and void or otherwise becomes unenforceable in accordance with its terms;

               (x) the Company or any Subsidiary redeems, or calls for redemption, or purchases or enters into any agreement with respect to the redemption or purchase, or the holders thereof exercise any rights to cause the redemption, of any shares of Series G Preferred Stock;

               (xi) the Company or any Material Subsidiary of the Company pursuant to or within the meaning of any Bankruptcy Law:

                    (A) commences a voluntary case or proceeding with respect to itself,

                    (B) consents to the entry of an order for relief  against it in an involuntary case or proceeding,

                    (C) consents to the  appointment of a Custodian of it or for all or any material part of its property,

                    (D) makes a general assignment for the benefit of its creditors,

                    (E)  consents  to  or  acquiesces  in  the   institution  of
               bankruptcy or insolvency proceedings against it,

                    (F) shall generally not pay its debts when such debts become due or shall admit in writing its inability to pay its debts generally, or

                    (G) takes any corporate action in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing; or

               (xii) a court of competent jurisdiction enters a decree, judgment or order under any Bankruptcy Law that:

                    (A) is for relief against the Company or any Material Subsidiary of the Company in an involuntary case or proceeding,

                    (B) appoints a Custodian of the Company or any Material Subsidiary of the Company for all or substantially all of its properties, or

                    (C) orders the  winding-up or  liquidation of the Company or any Material Subsidiary of the Company, and in each case the order or decree remains unstayed and in effect for sixty (60) days; or

               (xiii) this Indenture ceases to be in full force and effect or ceases to give the Trustee, an any material respect, the liens, rights, powers and privileges purported to be created thereby, in each case, as determined by a court of competent jurisdiction.

     The Company shall, within sixty (60) days following the end of each of its first three Fiscal Quarters, and within ninety (90) days following the end of each of its Fiscal Years, file with the Trustee an Officers' Certificate certifying that the Company has performed all of its obligations under this Indenture in all material respects and that no Event of Default has occurred during the preceding Fiscal Quarter or Fiscal Year, as the case may be, or in the event any such Event of Default has occurred, the facts and circumstances resulting in such Event of Default. The Company shall promptly upon the occurrence thereof provide notice to the Trustee of an Event of Default.

     SECTION 6.02. Acceleration.

     If an Event of Default (other than an Event of Default  specified in clause
(xi) or (xii) above with respect to the Company or any Material Subsidiary of the Company) occurs and is continuing, then the Trustee or the Holders of at least thirty percent (30%) in aggregate principal amount of the outstanding Securities may, by written notice to the Company and the Trustee, and the Trustee upon the request of the Holders of not less than thirty percent (30%) in aggregate principal amount of the outstanding Securities shall, subject in each case to Section 10.02(e), declare the Principal of and accrued and unpaid interest, if any, on all the Securities on the date of such declaration to be due and payable immediately together with an amount equal to the premium that would be payable if all outstanding Securities at the time were redeemed by the Company, or any Material Subsidiary of the Company, pursuant to Article III hereof (the "Default Amount"). Upon any such declaration, the Default Amount shall become due and payable immediately. If an Event of Default specified in clause (xi) or (xii) above with respect to the Company occurs and is continuing, then the Default Amount on all of the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

     After a declaration of acceleration, the Required Holders may, by notice to the Trustee, rescind such declaration of acceleration if all existing Events of Default have been cured or waived, other than nonpayment of the Default Amount on the Securities that have become due solely as a result of such acceleration and if the rescission of acceleration would not conflict with any judgment, order or decree by a court of competent jurisdiction. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

     SECTION 6.03. Other Remedies.

     If an Event of Default occurs and is continuing, the Trustee may, subject to Section 10.02(e), pursue any available remedy by proceeding at law or in equity to collect the payment of Principal of, or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture as may be required or permitted thereunder.

     The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

     SECTION 6.04. Waiver of Past Defaults.

     Subject to Sections 6.02, 6.07 and 9.02, the Required Holders by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of Principal of or interest on any Security as specified in clauses (i) and (ii) of Section 6.01 or in respect of any provision hereof which cannot be modified or amended without the consent of the Holder so affected pursuant to Section 9.02. When a Default or Event of Default is so waived, it shall be deemed cured and ceases to exist, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

     SECTION 6.05. Control by Required Holders.

     The Required Holders may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it including, without limitation, any remedies provided for in Section 6.03. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture that the
Trustee determines may be unduly prejudicial to the rights of another Securityholder, or that may involve the Trustee in personal liability unless the Trustee has asked for and received indemnification reasonably satisfactory to it against any loss, liability or expense caused by its following such direction; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 6.06.     Limitation on Suits.

     A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

          (a) the Holder gives to the Trustee notice of a continuing Event of Default;

          (b) Holders of at least thirty percent (30%) in principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

          (c) such Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;

          (d) the Trustee does not comply with the request within thirty (30) days after receipt of the request and the offer of indemnity; and

          (e) during such thirty (30) day period the Required Holders do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

     A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

     SECTION 6.07. Rights of Holders To Receive Payment.

     Notwithstanding any other provision of this Indenture, except as set forth in Article X, the right of any Holder to receive payment of Principal of and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

     SECTION 6.08. Collection Suit by Trustee.

     If an Event of Default in payment of Principal or interest specified in clause (i) or (ii) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of Principal and accrued interest remaining unpaid, together with interest on overdue Principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     SECTION 6.09. Trustee May File Proofs of Claim.

     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relating to the Company or any other obligor upon the Securities, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other securities or property payable or deliverable upon the conversion or exchange of the Securities or upon any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to first pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Security holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Security holder in any such proceeding.

     SECTION 6.10. Priorities.

     If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

     First: to the Trustee for amounts due under Section 7.07;

     Second: to Holders for Principal, interest and premiums owing under the Securities, ratably, according to the amounts due and payable on the Securities for Principal, in the following order of priority: first to any premiums, then to interest and lastly to Principal; and

     Third: to the Company or any other obligor on the Securities, as their interests may appear, or as a court of competent jurisdiction may direct.

     The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.

     SECTION 6.11. Undertaking for Costs.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than ten percent (10%) in principal amount of the outstanding Securities.

     SECTION 6.12. Rights and Remedies Cumulative.

     No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     SECTION 6.13. Delay or Omission Not Waiver.

     No delay or omission by the Trustee or by any Holder of any Security to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                                  ARTICLE VII.

                                    TRUSTEE

     The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

     SECTION 7.01. Duties of Trustee.

          (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

          (b) Except during the continuance of a Default or an Event of Default:

               (i) The Trustee need perform only those duties as are specifically set forth in this Indenture and no others, and no covenants or obligations shall be implied in this Indenture that are adverse to the Trustee.

               (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture but need not verify the accuracy of the contents thereof.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

               (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

          (d) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity reasonably satisfactory to it against any loss, liability or expense.

          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (f) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (d) and (e) of this Section 7.01.

          (g) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

     SECTION 7.02.     Rights of Trustee.

     Subject to Section 7.01:

          (a) The Trustee may rely and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 11.04 and 11.05 hereof. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

          (c) The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (d) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than the negligence or misconduct of an agent who is an employee of the Trustee) appointed with due care.

          (e) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it believes to be authorized or within its rights or powers, provided that the Trustee's conduct does not constitute negligence or bad faith.

          (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond,

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     debenture,  or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records, and premises of the Company, personally or by agent or attorney.

          (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

     SECTION 7.03.     Individual Rights of Trustee.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, any Subsidiary of the Company or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11 hereof.

     SECTION 7.04. Trustee's Disclaimer.

     The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities. Further, the Trustee shall not be accountable for the Company's use of the proceeds from the Securities, nor be responsible for any statement in the Securities other than the Trustee's certificate of authentication.

     SECTION 7.05. Notice of Default.

     If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder, as their names and addresses appear on the Securityholder list described in Section 2.05 hereof, notice of the Default or Event of Default within thirty (30) days after such Default or Event of Default has occurred, unless such Default or Event of Default shall have been cured or waived. Except in the case of a Default or an Event of Default in payment of Principal of or interest on, any Security, and a Default or Event of Default that resulted from the failure to comply with
Section 4.17, 4.18 or 5.01 hereof, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Securityholders.

     SECTION 7.06. Reports by Trustee to Holders.

     If required by law, within sixty (60) days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to the Holders, at the Company's expense, a brief report dated as of such reporting date that complies with TIA ss.313(a) (but if no event described in TIA ss.313(a) has occurred within the twelve months preceding the reporting date, no

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report need be transmitted). The Trustee also shall comply with TIA ss.313(b)(2)
to the extent applicable. The Trustee shall also transmit by mail all reports as required by TIA ss.313(c).

     A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange or market on which the Securities are listed or quoted. The Company shall notify the Trustee when the Securities are listed on any stock exchange or quoted on any market.

     SECTION 7.07. Compensation and Indemnity.

     The Company shall pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all tax obligations imposed on the Trustee related to this Indenture and all reasonable out-of-pocket expenses incurred or made by it. Such expenses shall include the reasonable fees and expenses of the Trustee's agents, compensation and counsel.

     The Company shall indemnify the Trustee and its agents for, and hold them harmless against, any loss, liability or expense incurred by them without negligence, bad faith or willful misconduct on their part, arising out of or in connection with the administration of this trust including the reasonable costs and expenses of enforcing this Indenture against the Company (including Section
7.07 hereof) and of defending themselves against any claim (whether asserted by any Security holder or the Company) or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided that the Company will not be required to pay such fees and expenses if they assume the Trustee's defense and there is no conflict of interest between the Company and the Trustee in connection with such defense as reasonably determined by the Trustee. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

     To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay Principal of or interest on Securities.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(xi) or (xii) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

     SECTION 7.08. Replacement of Trustee.

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

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

     The Trustee may resign by so notifying the Company in writing at least thirty (30) days prior to the date of the proposed resignation; provided, however, that no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.08. The Required Holders may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor Trustee with the Company's consent. The Company may remove the Trustee if:

          (a) the Trustee fails to comply with Section 7.01 or 7.10;

          (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (c) a receiver Custodian or other public officer takes charge of the Trustee or its property; or

          (d) the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one (1) year after the successor Trustee takes office, the Required Holders may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor
Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Security holder.

     If a successor Trustee does not take office within sixty (60) days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least ten percent (10%) in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 7.10, any Security holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

     SECTION 7.09. Successor Trustee by Merger, Etc.

     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

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

     SECTION 7.10. Eligibility: Disqualification.

     This Indenture shall always have a Trustee who satisfies the requirement of TIA ss.ss.310(a)(1) and 310(a)(5). The Trustee (or in the case of a corporation included in a bank holding company system, the related bank holding company) shall always have a combined capital and surplus of at least $500,000,000 as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA ss.310(a)(2). The Trustee shall comply with TIA ss.310(b) including the optional provision permitted by the second sentence of TIA ss.309(b)(9); provided, however, that there shall be excluded from the operation of TIA ss.310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA ss.310(b)(1) are met.

     SECTION 7.11. Preferential Collection of Claims Against Company.

     The Trustee shall comply with TIA ss.311(a), excluding any creditor relationship listed in TIA ss.311(b). A Trustee who has resigned or been removed shall be subject to TIA ss.311(a) to the extent indicated therein.

                                 ARTICLE VIII.

                       DISCHARGE OF INDENTURE; DEFEASANCE

     SECTION 8.01. Discharge of Indenture.

     This Indenture shall cease to be of further effect (except that the Company's obligations under Sections 7.07, 8.04 and 8.05 shall survive) as to all outstanding Securities when all such Securities theretofore authenticated and delivered (except lost, stolen or destroyed Securities which have been replaced or paid and Securities for the payment of which money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation and the Company has paid all sums payable hereunder. In addition, the Company may terminate all of its obligations under this Indenture (except the Company's obligations under Sections 7.07, 8.04 and 8.05) if:

          (a) either (i) pursuant and subject to compliance with Article III, the Company shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Securities or
     (ii) all Securities have otherwise become due and payable in accordance with the terms of this Indenture (including the provisions of Article X).

          (b) the Company shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, U.S. Legal Tender sufficient to pay Principal of and interest, if any, on the outstanding Securities to redemption; provided that the Trustee shall have been irrevocably

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

     instructed to apply such U.S. Legal Tender to the payment of said Principal and interest with respect to the Securities;

          (c) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for the termination of the Company's obligation under the Securities and this Indenture have been complied with; and

          (d) the Company shall have paid all sums payable by it hereunder.

     Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 4.01, 4.02, 7.07, 7.08, 8.03, 8.04 and
8.05 hereof shall survive until the Securities are no longer outstanding. After the Securities are no longer outstanding, the Company's obligations in Sections 7.07, 8.04 and 8.05 hereof shall survive.

     After such delivery or irrevocable deposit the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture except for those surviving obligations specified above.

     SECTION 8.02. Legal Defeasance and Covenant Defeasance.

          (a) The Company may, at its option by Board Resolution, at any time, with respect to the Securities, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Securities upon compliance with the conditions set forth in paragraph (d).

          (b) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (b), the Company shall be deemed to have been released and discharged from its obligations with respect to the outstanding Securities on the date the conditions set forth in paragraph
     (d) below are satisfied (hereinafter, "legal defeasance"). For this purpose, such legal defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of paragraph (e) below and the other Sections of and matters under this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph, payments in respect of the Principal of and interest on such Securities when such payments are due, (ii) the Company's obligations with respect to such Securities under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 4.02, 7.07, 7.08, 8.03, 8.04 and 8.05, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder, and (iv) this Section 8.02. Subject to compliance with this Section 8.02, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to the Securities.

          (c) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (c), the Company shall be released and discharged from its obligations under any covenant contained in Article V

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

     and in Sections 4.11 through 4.19 with respect to the outstanding Securities on and after the date the conditions set forth in paragraph (d) below are satisfied (hereinafter, "covenant defeasance"), and the Securities shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

          (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Securities:

               (i) the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this Section 8.02 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) U.S. Legal Tender in an amount, or (B) U.S. Government Obligations which through the scheduled payment of Principal of and interest in respect thereof in accordance with their terms will provide (without giving effect to the reinvestment of any interest thereon), not later than one (1) day before the due date of any payment, U.S. Legal Tender in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge Principal of and interest, on the outstanding Securities on the Maturity Date of such principal or installment of principal or interest in accordance with the terms of this Indenture and of such Securities; provided, however, that the Trustee (or other qualifying trustee) shall have received an irrevocable Company Order instructing the Trustee (or other qualifying trustee) to apply such U.S. Legal Tender or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities;

               (ii) no Default or Event of Default or event which with notice or lapse of time or both would become a Default or an Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, in so far as Sections 6.01(xi) and
          (xii) are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

               (iii) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them is bound;

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

               (iv) in the case of an election under paragraph (b) above, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such legal defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

               (v) in the case of an election under paragraph (c) above, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

               (vi) in the case of an election under either paragraph (b) or (c) above, an Opinion of Counsel to the effect that, (x) the trust funds will not be subject to any rights of any other holders of any other Indebtedness of the Company after the 91st day following the deposit, and (y) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable Bankruptcy Law;

               (vii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that (A) all conditions precedent provided for relating to either the legal defeasance under paragraph (b) above or the covenant defeasance under paragraph (c) above, as the case may be, have been complied with; and
          (B) if any other Indebtedness of the Company (including, without limitation, the Senior Indebtedness) shall then be outstanding, such legal defeasance will not violate the provisions of the agreements or instruments evidencing such Indebtedness; and

               (viii) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Securities over other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others.

          (e) All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this paragraph (e), the "Trustee") pursuant to paragraph (d) above in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of Principal, and interest, but such money need not be segregated from other funds except to the extent required by law.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to paragraph (d) above or the Principal and interest received

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

in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

     Anything in this Section 8.02 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request, in writing, by the Company any money or U.S. Government Obligations held by it as provided in paragraph (d) above which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance.

     SECTION 8.03. Application of Trust Money.

     The Trustee shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to Sections 8.01 and 8.02, and shall apply the deposited U.S. Legal Tender and the U.S. Legal Tender from U.S. Government Obligations in accordance with this Indenture to the payment of Principal of and interest on the Securities.

     SECTION 8.04. Repayment to Company.

     Subject to Sections  7.07,  8.01 and 8.02,  the Trustee  shall,  subject to
Article X, promptly pay to the Company, upon receipt by the Trustee of an Officers' Certificate, any excess money, determined in accordance with Sections 8.02(d)(i) and (e), held by it at any time. The Trustee and the Paying Agent shall pay to the Company upon receipt by the Trustee or the Paying Agent, as the case may be, of an Officers' Certificate, any money held by it for the payment of Principal or interest that remains unclaimed for two (2) years, provided, however, that the Trustee and the Paying Agent before being required to make any payment may, but need not, at the expense of the Company, cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least thirty (30) days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Securityholders entitled to money must look solely to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

     SECTION 8.05. Reinstatement.

     If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with this Indenture by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then and only then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had been made pursuant to this Indenture until such time as the Trustee is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with this Indenture; provided, however, that if the Company has made any payment of Principal of or interest on of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

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

     SECTION 8.06. Acknowledgment of Discharge by Trustee.

     After (i) the conditions of Section 8.02 have been satisfied, (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company, and (iii) the Company has delivered to the Trustee an Officers'
Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon written request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified in Section 8.01.

                                  ARTICLE IX.

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

     SECTION 9.01. Without Consent of Holders.

     The Company, when authorized by its Board Resolution, and the Trustee, together, may without notice to or the consent of any Securityholder amend, waive or supplement this Indenture or the Securities:

               (i) to cure any ambiguity, defect or inconsistency or to make any other provisions with respect to matters or questions arising under this Indenture; provided that such action does not adversely affect the rights of any Holder;

               (ii) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company, or to provide any additional rights or benefits to the Holders;

               (iii) to evidence the succession of another person to the Company, and the assumption by any such successor of the obligations of the Company herein and in the Securities in accordance with Article V;

               (iv) to provide for uncertificated Securities in addition to or in place of certificated Securities;

               (v) to make any other change that does not adversely affect the rights of any Securityholders hereunder;

               (vi) to comply with the TIA; or

               (vii) to comply with any requirements of the SEC in connection with the qualification of this Indenture under the TIA;

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provided that the Company has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.01.

     SECTION 9.02. With Consent of Holders.

     Subject to Section 6.07, the Company when authorized by its Board Resolution, and the Trustee, together, with the written consent of the Required Holders, may amend or supplement this Indenture or the Securities, without notice to any other Securityholders. However, without the consent of each Securityholder affected, no amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may:

               (i) reduce the principal amount of any Security or premium, if any, with respect thereto;

               (ii) change the Maturity Date of, or alter the redemption or repurchase or other provisions of the Securities, in a manner that adversely affects the rights of any Holder;

               (iii) reduce the percentage in principal amount outstanding of Securities which must consent to an amendment, supplement or waiver or consent to take any action under this Indenture or the Securities;

               (iv) impair the right to institute suit for the enforcement of any payment on or with respect to the Securities;

               (v) make any changes in the provisions concerning waivers of Defaults or Events of Default by Holders of the Securities or the rights of Holders to recover the principal of, interest on, or redemption payment with respect to, any Security;

               (vi) make any change in or affecting the ranking of the Securities with respect to any other obligation of the Company or any Subsidiary in a way that adversely affects the rights of any Holder;

               (vii) reduce the interest rate or extend the time for payment of interest, if any, on the Securities;

               (viii) make the principal of, premium, if any, or the interest on, any Security payable with anything, at any place of payment or in any manner other then as provided for in this Indenture and the Security as in effect on the date hereof;

               (ix) following the mailing of a Change of Control Offer, modify the provisions of this Indenture with respect to such Change of Control Offer in a manner adverse to any Holder; or

               (x) make any changes in this Section 9.02 in a manner that adversely affects the rights of any Holder.

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     It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

     SECTION 9.03. Compliance with TIA.

     Every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

     SECTION 9.04. Revocation and Effect of Consents.

     Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, prior to becoming effective, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by notice to the Trustee or the Company if such notice is received by the Trustee or the Company before the date on which the Trustee receives an Officers'
Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver. Notwithstanding the above, nothing in this paragraph shall impair the right of any Securityholder under ss.316(b) of the TIA.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than ninety (90) days after such record date unless consents from Holders of the principal amount of Securities required hereunder for such amendment, supplement or waiver to be effective shall have been given and not revoked within such ninety (90) day period.

     After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (i) through (x) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; provided, however, that any such waiver shall not impair or affect the right of any Holder to receive payment of Principal of and interest on a Security, on or after the respective dates set

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

for such amounts to become due and payable expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates.

     SECTION 9.05. Notation on or Exchange of Securities.

     If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver the Security to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return the Security to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

     SECTION 9.06. Trustee To Sign Amendments, Etc.

     Subject to the next sentence, the Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article IX, provided, however, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver is authorized or permitted by this Indenture.

                                   ARTICLE X.

                                 SUBORDINATION

     SECTION 10.01. Securities Subordinated to Senior Indebtedness.

     The Company covenants and agrees, and each Holder (and each Person holding any Security, whether upon original issue, or upon transfer, assignment or exchange thereof) of the Securities, by its acceptance thereof, likewise covenants and agrees that: (i) all Securities shall be issued subject to the provisions of this Article X; (ii) the payment of the Principal of, and interest on, the Securities by the Company shall, to the extent and in the manner herein set forth, be subordinated and junior in right of payment to the prior payment in full, in cash or Cash Equivalents, of the Senior Indebtedness; and (iii) the subordination is for the benefit of, and shall be relied upon and be enforceable directly by, the holders of Senior Indebtedness. The Company and each Holder hereby agree not to amend, modify or change in any manner any provision of this
Article X (and any defined term used in this Article X) so that the terms and conditions hereof, as so amended, modified or changed, are less favorable to the holders of the Senior Indebtedness and their Representative than the terms hereof on the Issue Date, without the prior written consent of the necessary holders of Senior Indebtedness as required under the Credit Agreement.

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     SECTION 10.02. Suspension of Payment on Securities in Certain Events.

          (a) If (i) any default occurs and is continuing after the expiration of any applicable cure period (each a "Senior Debt Payment Default"), in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any Principal of, or interest on the Senior Indebtedness, or fees or other amounts due under the terms of the Credit Agreement, and (ii) the Representative of the holders of the Senior Indebtedness gives written notice (a "Default Notice") of such Senior Debt Payment Default to the Trustee, then no payment of any kind or character shall be made by or on behalf of the Company or any other Person on its behalf with respect to any Principal of, or interest on or fees or other amounts due with respect to, the Securities or to redeem, repurchase or otherwise acquire any of the Securities for cash or property or otherwise, until such payment is made in full or Senior Payment Default has been cured, waived or has ceased to exist.

          (b) If (i) any event of default other than a Senior Debt Payment Default (a "Senior Debt Other Default") occurs and is continuing with respect to the Senior Indebtedness, as such Senior Debt Other Default is defined in the instrument creating or evidencing such Senior Indebtedness, permitting the holders of such Senior Indebtedness to accelerate the maturity thereof, and (ii) the Representative of the holders of the Senior Indebtedness gives a Default Notice to the Trustee, then until the earlier of (A) the Trustee receiving notice from the Representative of the holders of the Senior Indebtedness terminating the Blockage Period (as defined below), (B) the date on which the Senior Debt Other Default giving rise to the Blockage Period is cured or waived, or (C) 180 days after the delivery of such Default Notice (the "Blockage Period"), neither the Company nor any other Person on its behalf shall make any payment of any kind or character with respect to any Principal of, or interest on, or fees or other amounts due with respect to the Securities, or redeem, repurchase or otherwise acquire any of the Securities for cash or property or otherwise; provided, however, that if such Senior Indebtedness has not been accelerated or become the subject of judicial proceedings within the Blockage Period, then the Company shall resume making any and all required payments in respect of the Securities. At the expiration or termination, as applicable, of such Blockage Period the Company shall promptly pay to the Trustee all sums not paid during such Blockage Period as a result of this subsection (b). Notwithstanding anything herein to the contrary, in no event will a Blockage Period extend beyond 180 days from the date of the Senior Debt Other Default and only one such Blockage Period may be commenced within any period of 360 consecutive days. No Senior Debt Other Default or event which, with the giving of notice and/or lapse of time or otherwise, would become a Senior Debt Other Default which existed on the date of the commencement of such Blockage Period, may be used as the basis for declaring any subsequent Blockage Period unless such Senior Debt Other Default or event, as the case may be, shall in the interim have been cured or waived for a period of not less than ninety (90) consecutive days.

          (c) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Sections 10.02(a) and (b), then unless and until such payment is no longer prohibited by this Section 10.02, such payment shall be held in trust for the benefit of, and shall as soon practicable be paid over or delivered to, the Representative of the holders of the Senior Indebtedness. No amount paid by the Company, or any other Person on its behalf, to the Trustee or any Holder of the Securities, and paid over by such Person to

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

     the Representative of the holders of the Senior Indebtedness pursuant to this Article X shall, as between the Company and the Holders of the Securities, be deemed a payment by the Company to or on account of any payments due in respect of the Securities.

          (d) The Company shall give prompt written notice to the Trustee of any Senior Debt Payment Default or any Senior Debt Other Default, under the Senior Indebtedness or under any agreement pursuant to which Senior Indebtedness may have been issued. Failure to give such notice shall not affect the subordination of the Securities to the Senior Indebtedness provided in this Article X.

          (e) Nothing contained in this Article X shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursuant to Section 6.02 or to pursue any rights or remedies available under this Indenture or otherwise; provided that the Trustee or the Holders shall, prior to commencing any such action, provide the Representative of the holders of the Senior Indebtedness with five (5) days prior written notice of its intention to take such action; provided further that all Senior Indebtedness thereafter due or declared to be due shall first be paid in full, in cash or Cash Equivalents, before the Holders are entitled to receive any payment of any kind or character with respect to Principal of, or interest on or fees or other amounts due with respect to, the Securities.

     SECTION 10.03. Securities Subordinated to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or Reorganization of Company.


          (a) Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company or its property, whether voluntary or involuntary, all Senior Indebtedness shall first be paid in full in, cash or Cash Equivalents (or such payment shall be duly provided for), before any payment or distribution of any kind or character is made on account of any Principal of, or interest on, or fees or other amounts due with respect to, the Securities, or for the acquisition of any of the Securities for cash or property or otherwise. Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them, to the Representative of the holders of the Senior Indebtedness, for application to the payment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full, in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Indebtedness.

          (b) To the extent any payment of Senior Indebtedness (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy,

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

     insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment has not occurred.

          (c) The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its assets, to another corporation upon the terms and conditions provided in Article V hereof and as long as permitted under the terms of the Senior Indebtedness shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, assume in writing, to the reasonable satisfaction of the Representative, the Company's obligations hereunder in accordance with Article V hereof.

          (d) The Company shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Company, but failure to give such notice shall not affect the subordination of the Securities to the Senior Indebtedness provided in this Article X.

     SECTION 10.04. Holders to be Subrogated to Rights of Holders of Senior Indebtedness.

     Subject to the payment in full, in cash or Cash Equivalents, of the Senior Indebtedness, the Holders shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the Securities shall be paid or converted in full. For the purposes of such subrogation, no such payments or distributions of cash, property or securities of the Company to the holders of the Senior Indebtedness by or on behalf of the Company or by or on behalf of the Holders by virtue of this Article X which otherwise would have been made to the Holders shall, as between the Company and the Holders, be deemed to be a payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Article X are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

     SECTION 10.05. Obligations of the Company Unconditional.

     Nothing contained in this Article X or elsewhere in this Indenture or in the Securities, is intended to or shall impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of, and interest on, the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article X of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any payment or distribution of cash, property or securities of the Company referred to in this Article X, the Trustee, subject to the provisions of Sections 7.01 and 7.02, and the

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Holders  shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any liquidation, dissolution, winding-up or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee or agent or other Person making any payment or distribution to the Trustee or to the Holders for the purpose of ascertaining (i) the Persons entitled to participate in such payment or distribution, (ii) the holders of Senior Indebtedness and other Indebtedness of the Company, (iii) the amount thereof or payable thereon, (iv) the amount or amounts paid or distributed thereon, and (iv) all other facts pertinent thereto or to this Article X. Nothing in this Article X shall apply to the claims of, or payments to, the Trustee under or pursuant to Section 7.07. The Trustee, subject to Section 1.01, shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be the Representative of the holders of the Senior Indebtedness. In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a Representative of the holders of the Senior Indebtedness, the Trustee may request such Person to furnish evidence thereof to the reasonable satisfaction of the Trustee, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to right of such Person to receive such payment on behalf of the holders of the Secured Indebtedness.

     SECTION 10.06. Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice.

     The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities pursuant to the provisions of this Article
X. Regardless of anything to the contrary contained in this Article X or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any Senior Debt Payment Default or Senior Debt Other Default or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing from the Company, or from a holder of Senior Indebtedness or a Representative thereof, together with proof satisfactory to the Trustee of such holding of Senior Indebtedness or of the authority of such Representative, and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary), subject to the provisions of Section 7.01 and 7.02 that no such facts exist.

     SECTION 10.07. Application by Trustee of Assets Deposited with It.

     U.S. Legal Tender or U.S. Government Obligations deposited in trust with the Trustee pursuant to and in accordance with Sections 8.01 and 8.02 shall be for the sole benefit of the Holders of the Securities and, to the extent allocated for the payment of Securities, shall not be subject to the subordination provisions of this Article X. Otherwise, any deposit of assets, property or securities by or on behalf of the Company with the Trustee or any Paying Agent (whether or not in trust) for the payment of Principal of, or interest on, any Securities shall be subject to the provisions of this Article X; provided, however, that if prior to the second Business Day preceding the date on which by the terms of this Indenture any such assets may become distributable for any purpose (including, without limitation, the payment of either Principal of, or interest on, any Security) the Trustee or such Paying Agent shall not have received with respect to such assets the notice provided for in Section 10.06, then the Trustee or such Paying Agent shall have full

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power and  authority to receive such assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary received by it on or after such date. Nothing contained in this Section
10.07 shall limit the right of the holders of Senior Indebtedness to recover payments as contemplated by this Article X.

      SECTION 10.08. No Waiver of Subordination Provisions.

          (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

          (b) Without limiting the generality of subsection (a) of this Section 10.08, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustees or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article X or the obligations hereunder of the Holders to the holders of Senior Indebtedness, do any one or more of the following: (1) change the manner, place, terms or time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (3) release any Person liable in any manner for the collection or payment of Senior Indebtedness; and (4) exercise or refrain from exercising any rights against the Company and any other Person.

     SECTION 10.09. Holders Authorize Trustee to Effectuate Subordination of Notes.

     Each Holder of the Securities by such Holders' acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate, as between the Holders and the holders of Senior Indebtedness, the subordination provisions contained in this
Article X, and appoints the Trustee such Holders' attorney-in-fact for such purpose, including, in the event of any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, the immediate filing of a claim for the unpaid balance of such Holder's Securities in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to thirty (30) days before the expiration of the time to file such claim or proof, then any of the holders of the Senior Indebtedness or their Representative is hereby authorized, but is not obligated, to file an appropriate claim for and on behalf of the Holders of said Securities. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Indebtedness or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorized the Trustee or the holders of Senior Indebtedness or their Representative to vote in respect of the claim of any Holder in any such proceeding.

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     SECTION 10.10. Right of Trustee to Hold Senior Indebtedness.

     The Trustee and any agent of the Company shall be entitled to all the rights set forth in this Article X with respect to any Senior Indebtedness which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Indebtedness and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

     With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article X, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

     Whenever a distribution is to be made or a notice given to holders or owners of Senior Indebtedness, the distribution will be made and the notice will be given to their Representative.

     SECTION 10.11. This Article X Not To Prevent Events of Default.

     The failure to make a payment on account of Principal of, or interest on, the Securities by reason of any provision of this Article X will not be construed as preventing the occurrence of an Event of Default.

     Nothing contained in this Article X shall limit the right of the Trustee or the Holders of the Securities to take any action to accelerate the maturity of the Securities pursuant to Article VI or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this
Article X of the holders, from time to time, of Senior Indebtedness.

     SECTION 10.12. No Fiduciary Duty of Trustee to Holders of Senior Indebtedness.

     The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and it undertakes to perform or observe such of its covenants and obligations as are specifically set forth in this Article X, and no implied covenants or obligations with respect to the Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be liable to any such holders (other than for its willful misconduct or gross negligence) if it shall pay over or deliver to the Holders or the Company or any other Person money or assets in compliance with the terms of this Indenture. Nothing in this Section 10.12 shall affect the obligation of any Person other than the Trustee to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Indebtedness or their Representative.

                                  ARTICLE XI.

                                 MISCELLANEOUS

     SECTION 11.01. TIA Controls.

     If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

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

     SECTION 11.02. Notices.

     Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, or overnight courier addressed as follows:

            if to the Company:

            Headway Corporate Resources, Inc.
            317 Madison Avenue, 3rd Floor
            New York, NY 10022
            Attention:  Ms. Philicia G. Levinson, Senior Vice
            President and Chief Financial Officer
            Fax:  (212) 672-6699

            with a copy to:

            Salans Hertzfeld Heilbronn Christy & Viener
            Rockefeller Center
            620 Fifth Avenue
            New York, New York 10020
            Attention: Richard B. Salomon, Esq.
            Fax:  (212) 632-5555

            and:

            Weil, Gotshal & Manges LLP
            767 Fifth Avenue
            New York, NY  10153-0119
            Attention: Warren Buhle
            Fax: (212) 310-8007


            if to the Trustee:

            State Street Bank and Trust Company, N. A.
            61 Broadway
            15th Floor
            New York, NY 10006
            Attention:  Corporate Trust Department
            Fax:  (212) 612-3202

     Each of the Company and the Trustee by written notice to each other may designate additional or different addresses for notices. Any notice or communication to the Company or the Trustee shall be deemed to have been given or made as of the date so delivered, if personally delivered; when answered back, if telexed; when receipt is acknowledged, if faxed; five (5) calendar days

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after mailing,  if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee); and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     Any notice or communication mailed to a Securityholder, including any notice delivered in connection with TIA ss.310(b), TIA ss.313(c), TIA ss.314(a) and TIA ss.315(b) shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

     Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

     SECTION 11.03. Communications by Holders with Other Holders.

     Securityholders may communicate pursuant to TIA ss.312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA ss.312(c).

     SECTION 11.04. Certificate and Opinion as to Conditions Precedent.

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

          (a) an Officers' Certificate (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (b) an Opinion of Counsel (in form and reasonably satisfactory to the Trustee) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

     SECTION 11.05. Statements Required in Certificate or Opinion.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (a) a statement that the person making such certificate or opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

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

          (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that, with respect to certain matters of fact not involving any legal conclusion, an Opinion of Counsel may, upon the consent of the parties relying on such opinion, rely on an Officers' Certificate or certificates of public officials.

     SECTION 11.06. Rules by Trustee, Paying Agent, Registrar.

     The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules and set reasonable requirements for its functions.

     SECTION 11.07. Legal Holidays.

     If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

     SECTION 11.08. Governing Law.

     THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE PARTIES HERETO AGREE TO IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE SECURITIES, AND IRREVOCABLY ACCEPT FOR THEMSELVES AND IN RESPECT OF THEIR PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE PARTIES HERETO IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OR THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

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

     SECTION 11.09. No Adverse Interpretation of Other Agreements.

     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries, except to the extent necessary to interpret the meanings of provisions or defined terms specifically incorporated by reference. Any such indenture, loan or debt agreement may not be used to interpret this Indenture, except to the extent necessary to interpret the meanings of provisions or defined terms specifically incorporated by reference.

     SECTION 11.10. No Recourse Against Others.

     A director, officer, employee, stockholder or Affiliate, as such, of the Company and each of its Subsidiaries shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

     SECTION 11.11. Successors.

     All agreements of the Company in this Indenture and the Securities shall bind its successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors and assigns.

     SECTION 11.12. Counterparts.

     This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be and original and all of which taken together shall constitute one and the same agreement.

     SECTION 11.13. Severability.

     In case any provision in this Indenture or in the Securities shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; it being intended that all of the provisions hereof shall be enforceable to the full extent of the law.

     SECTION 11.14. Table of Contents, Headings. Etc.

     The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, and are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.


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     SIGNATURES

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                                    HEADWAY CORPORATE
                                      RESOURCES, INC., as Issuer

                                     By: /s/

                                    STATE STREET BANK AND TRUST COMPANY,
                                    N.A., as Trustee

                                     By: /s/


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